                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, for use of the Commission Only RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 BRYLANE INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                 BRYLANE INC.
                          463 7th Avenue, 21st Floor
                           New York, New York  10018

               NOTICE OF THE 1998 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 28, 1998


TO THE STOCKHOLDERS OF BRYLANE INC.:

     The 1998 Annual Meeting of Stockholders (the "1998 Annual Meeting") of Brylane Inc.(the "Company") will be held at 3:00 p.m., local time, on Thursday, May 28, 1998 at the Marriott Marquis, 1535 Broadway, New York, New York, for the following purposes:

     1. To elect nine directors of the Company to serve until the next annual meeting of stockholders and until their successors are elected and qualified;

     2. To consider and vote upon a proposal to approve the Company's 1998 Performance Stock Option Plan;

     3. To consider and vote upon a proposal to ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors; and

     4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. Only the stockholders of record of the Company's Common Stock at the close of business on April 16, 1998 will be entitled to notice of and to vote at the 1998 Annual Meeting or any adjournment or postponement thereof.

     A copy of the Company's Annual Report to Stockholders for the fiscal year ended January 31, 1998 is being mailed with this Notice but is not to be considered part of the proxy soliciting material.

                              By Order of the Board of Directors


                              Robert A. Pulciani
                              Secretary
April 29, 1998
New York, New York


     YOU ARE URGED TO VOTE UPON THE MATTERS PRESENTED AND TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE MEETING. PROXIES ARE REVOCABLE AT ANY TIME PRIOR TO THE VOTE AND THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING.

     Requests for additional copies of proxy materials should be addressed to Robert A. Pulciani, Corporate Secretary, at the offices of the Company, 463 7th Avenue, 21st Floor, New York, New York 10018.

                                 BRYLANE INC.
                          463 7th Avenue, 21st Floor
                           New York, New York  10018

                              ------------------

                                PROXY STATEMENT
                      1998 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 28, 1998

                              ------------------

                              GENERAL INFORMATION


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Brylane Inc., a Delaware corporation (the "Company"), for use at the 1998 Annual Meeting of Stockholders (the "1998 Annual Meeting") to be held on Thursday, May 28, 1998 at 3:00 p.m., local time, at the Marriott Marquis, 1535 Broadway, New York, New York, and any adjournment or postponement thereof. This Proxy Statement and the form of proxy for the 1998 Annual Meeting were first mailed or delivered to the stockholders of the Company on or about April 29, 1998.

MATTERS TO BE CONSIDERED

     The 1998 Annual Meeting has been called (1) to elect nine directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified, (2) to consider and vote upon a proposal to approve the Company's 1998 Performance Stock Option Plan, (3) to consider and vote upon a proposal to ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors, and (4) to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

RECORD DATE AND VOTING

     The Board has fixed the close of business on April 16, 1998 as the record date (the "Record Date") for the determination of stockholders entitled to vote at the 1998 Annual Meeting and any adjournment or postponement thereof. As of the Record Date, there were outstanding 18,408,650 shares of the Company's common stock, par value $.01 per share (the "Common Stock").

QUORUM AND VOTING REQUIREMENTS

     The holders of record of a majority of the outstanding shares of Common Stock entitled to vote at the 1998 Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the 1998 Annual Meeting. As to all matters, each stockholder is entitled to one vote for each share of Common Stock held. Under Delaware law, abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Under the rules of the New York Stock Exchange ("NYSE"), however, abstentions are counted for quorum purposes, but broker non-votes are not counted. Under the rules of the NYSE, brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors, the proposed approval of the 1998 Performance Stock Option Plan and the other matters specified in the foregoing notice for the 1998 Annual Meeting. With regard to the election of directors, the nominees who receive the greatest number of votes at the 1998 Annual Meeting will be elected to the Board. Stockholders are not entitled to cumulate votes. Votes against a candidate, votes withheld and abstentions have no legal effect in the election of directors. In matters other than the election of directors, a majority of the outstanding shares of Common Stock must actually vote on the matter and the matter must be approved by a majority of the shares constituting the quorum at the meeting. Under Delaware law and the rules of the NYSE, abstentions and broker non-votes will have the same effect as a vote against the Company's 1998 Performance Option Plan.

     All proxies which are properly completed, signed and returned prior to the 1998 Annual Meeting will be voted. If a stockholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. Any proposal with respect to which a stockholder fails to so specify will be voted in accordance with the recommendation of the Board: (a) for the Board's slate of nominees, (b) for approval of the Company's 1998 Performance Stock Option Plan and (c) to ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors. Any proxy given by a stockholder may be revoked at any time before it is exercised, by filing with the Secretary of the Company an instrument revoking it, by delivering a duly executed proxy bearing a later date, or by the stockholder's attending the 1998 Annual Meeting and voting his or her shares in person.

     Proxies for the 1998 Annual Meeting are being solicited by mail directly and through brokerage and banking institutions. The Company will pay all expenses in connection with the solicitation of proxies. In addition to the use of mails, proxies may be solicited by directors, officers and regular employees of the Company personally or by telephone. The Company does not expect to pay any fees or compensation for the solicitation of proxies (other than to Corporate Investor Communications in connection with its services in sending proxy materials and obtaining proxies), but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses in sending proxy materials to principals and obtaining their proxies.

     All stockholders are urged to complete, sign and promptly return the enclosed proxy card.


                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     Nine directors are to be elected at the 1998 Annual Meeting to serve until the next annual meeting of stockholders and until their respective successors have been elected and qualified. In the absence of instructions to the contrary, proxies covering shares of Common Stock will be voted in favor of the election of the persons listed below. In the event that any nominee for election as director should become unavailable to serve, it is intended that votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Company. Management has no present knowledge that any of the persons named will be unavailable to serve.

     Except as provided in the Governance Agreement (the "Governance Agreement") dated as of April 3, 1998 by and between the Company and Pinault-Printemps-Redoute, S.A., a societe anonyme organized and existing under the laws of France ("PPR"), no arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. For a summary of the arrangements under the Governance Agreement, see "--Arrangements with PPR". None of the nominees has any family relationship to any other nominee or to any executive officer of the Company.

                                       2.

INFORMATION CONCERNING INCUMBENT DIRECTORS

     Information is set forth below concerning the incumbent directors, all of whom are also nominees for election as directors, and the year in which each incumbent director was first elected as a director of the Company. Each nominee has furnished the information as to his beneficial ownership of Common Stock as of April 3, 1998 and, if not employed by the Company, the nominee's principal occupation and five year employment history.

      NAME                   AGE                POSITION                 DIRECTOR
      ----                   ---                --------                  SINCE
                                                                         --------
Peter J. Canzone..........    68   President, Chief Executive Officer,       1993
                                   Chairman of the Board and Director
Serge Weinberg(1).........    47   Director                                  1998
Judith E. Campbell(1).....    50   Director                                  1998
William C. Johnson(2).....    58   Director                                  1994
Hartmut Kramer(1).........    51   Director                                  1998
Johannes Loning...........    34   Director                                  1998
Antoine Metzger...........    44   Director                                  1998
Richard Simonin...........    45   Director                                  1998
Peter M. Starrett(1)(2)...    50   Director                                  1997

________________
(1)  Member of Compensation Committee.
(2)  Member of Audit Committee.

     Mr. Canzone became a member of the Board and President and Chief Executive Officer of the Company at the time of the Company's formation and was elected Chairman of the Board in June 1995. In addition Mr. Canzone has been Chief Executive Officer of Brylane, L.P., a Delaware limited partnership and a wholly-owned subsidiary of the Company ("Brylane" or the "Partnership"), and its predecessor since 1978 and also served as President of Brylane and its predecessor from 1978 until July 1996.

     Mr. Weinberg became a member of the Board in connection with the PPR Stock Purchase (as defined below). Since 1995, Mr. Weinberg has been Chairman and Chief Executive Officer of PPR, a diversified company that, among other things, operates specialized store chains as well as owns interests in other companies, including La Redoute S.A., a company engaged in the mail order of retail products through various catalogs, and Rexel, S.A., a company engaged in the manufacture and distribution of electrical components, parts and supplies. Mr. Weinberg joined PPR in 1990 and was President and Chief Executive Officer of Rexel S.A. from 1991 to 1995 and of Companie Francais d'Afrique Orientale, a company engaged in a variety of industrial and commercial activities in Africa and French overseas territories, from 1990 to 1991. Mr. Weinberg has been vice-chairman of Rexel Inc. since March 1994.

     Ms. Campbell became a member of the Board at the time of the PPR Stock Purchase. Ms. Campbell has no relationship with PPR. Since 1997, Ms. Campbell has been Senior Vice President and Chief Information Officer of New York Life Insurance Company. From 1995 to 1997, Ms. Campbell served as Senior Vice President, Consumer Banking and Manager of Deposit Products, Consumer Payments and Direct Banking of PNC Bank. Prior to joining PNC Bank, Ms. Campbell served as Senior Vice President and Director of Business Services and as Senior Vice President and Director of Customer Service of Midlantic Corporation from 1992 to 1995.

     Mr. Johnson became a member of the Board in connection with the Company's formation and served as Vice Chairman of the Board from June 1995 to April 1998. From March 1990 until December 1994, Mr. Johnson served as Chief Executive Officer of Grolier Incorporated, a publishing and printing company. Prior to joining Grolier Incorporated, from 1982 to 1989, Mr. Johnson served as Chairman of the Board and Chief Executive Officer of Fingerhut Corporation, a retail catalog company.

                                       3.

     Mr. Kramer became a member of the Board in connection with the PPR Stock Purchase. Mr. Kramer began serving as Chairman and Chief Executive Officer of La Redoute S.A. in 1998. From 1989 to 1998, Mr. Kramer served as Managing Partner of Peek & Cloppenburg KG Dusseldorf, an apparel retailer, which he joined in 1986.

     Mr. Loning became a member of the Board in connection with the PPR Stock Purchase. Since 1997, Mr. Loning has been Vice-President in charge of Corporate Development of La Redoute S.A. From 1988 to 1997, Mr. Loning was a consultant with Mercer Management Consulting (and its predecessor).

     Mr. Metzger became a member of the Board in connection with the PPR Stock Purchase. Since 1991, Mr. Metzger has been Chief Financial Officer of La Redoute S.A. Previously, Mr. Metzger was Chief Financial Officer of S.A. Redoute France (and its predecessor), a catalog retailer, from 1989 to 1991.
Mr. Metzger joined La Redoute S.A. in 1985 and served as financial controller of S.A. Redoute France (and its predecessor) until 1989. Mr. Metzger is non-executive Chairman of Ellos, a catalog retailer of apparel in Scandinavia, and of Bernard S.A., a catalog retailer of office furniture and professional cleaning products. From 1996 to 1997, he was a board member of Goldkamp AG, a catalog retailer of apparel in Germany, which filed for bankruptcy in 1997.

     Mr. Simonin became a member of the Board in connection with the PPR Stock Purchase. Since May 1997, Mr. Simonin has been Chairman and Chief Executive Officer of S.A. Redoute France. From September 1993 to April 1997, Mr. Simonin served as Chairman of Kenzo S.A., an apparel manufacturer, and from July 1992 to July 1996 served as Chairman of Givenchy, an apparel manufacturer. Both Kenzo S.A. and Givenchy are part of the L.V.M.H. group.

     Mr. Starrett became a member of the Board in May 1997. Mr. Starrett is President of Warner Bros. Studio Stores Worldwide and has been employed by Warner Bros. since May 1990. Mr. Starrett is also a director of Petco Animal Supplies, Inc. and Guitar Center, Inc.

ARRANGEMENTS WITH PPR

     On April 3, 1998, PPR acquired approximately 43.7% of the outstanding shares of the Company's Common Stock, at a purchase price of $51.00 per share, from certain stockholders (including (a) all of the Common Stock held by affiliates of Freeman Spogli & Co. Incorporated ("FS&Co.") and an affiliate of The Limited, Inc. ("The Limited"), (b) all of the shares held by certain other stockholders and (c) certain shares held by certain members of the Company's management) (such aquisitions, collectively, the "PPR Stock Purchase"). In connection with the PPR Stock Purchase, Messrs. Mark J. Doran, John M. Roth and Ronald P. Spogli, who were the FS&Co. nominees to the Board, and Samuel P. Fried and William K. Gerber, who were The Limited nominees to the Board, resigned. To fill the vacancies created by such resignations, Messrs. Kramer, Loning, Metzger, Simonin and Weinberg, all of whom were proposed by PPR, were elected to the Board.

     In connection with the PPR Stock Purchase, PPR and the Company have entered into the Governance Agreement which provides that, except as set forth below, the Company will use its best efforts to have the Board include up to five nominees of PPR in the slate of nominees presented by the Board for election at each stockholder meeting at which directors are to be elected (such nominees who become directors, "PPR Directors") and additionally specifies that PPR nominees will have certain representation on the Board's committees. PPR's nominees for the 1998 Annual Meeting are Messrs. Weinberg, Kramer, Loning, Metzger and Simonin. If PPR's share ownership falls below the following percentages (without PPR's buying back up to the applicable percentage within 30 days), PPR agrees that the following number of PPR Directors will resign and be replaced by independent directors. If PPR's ownership falls below 40%, one PPR Director will resign; if PPR's ownership falls below 30%, two PPR Directors will resign; and if PPR's ownership falls below 20%, three PPR Directors will resign. In addition, the Governance Agreement provides that the Company will use its best efforts to assure that three members of the Board will be "independent" directors and that the Company's Chief Executive Officer will also be a director. An "independent" director is defined as Messrs. William C. Johnson and Peter M. Starrett, any individual who is not a member of management, and any individual who is not, and has not been within the past three years, affiliated with either FS&Co. or The Limited or any of their affiliates. The current independent directors are Messrs. Johnson and Starrett and Ms. Campbell. Ms. Campbell was selected and approved by Messrs. Johnson and Starrett,

                                       4.

the independent directors then in office, in accordance with the requirements of the Bylaws of the Company (as amended in connection with the PPR Stock Purchase), and joined the Board on April 2, 1998.

BOARD COMMITTEES

     The standing committees of the Board are the Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent auditors (the "Audit Committee"), and the Compensation Committee, which administers the Company's stock, option and other compensation plans (the "Compensation Committee"). The Audit Committee, which consisted of Messrs. Johnson and Starrett during the fiscal year ended January 31, 1998 ("fiscal 1997"), met once during fiscal 1997. The Compensation Committee, which consisted of Messrs. Fried, Roth, Spogli and Starrett during fiscal 1997, met twice during fiscal 1997 and took various actions by unanimous written consent. The Audit Committee currently consists of Messrs. Johnson and Starrett. The Compensation Committee currently consists of Messrs. Kramer, Starrett and Weinberg and Ms. Campbell. See "--Arrangements with PPR".

BOARD MEETINGS AND REMUNERATION

     During fiscal 1997, the Board held four meetings and took various actions by unanimous written consent. Each director except Mr. Fried attended at least 75% of the aggregate of the total number of meetings held by the Board during fiscal 1997, and each director attended the total number of meetings held by all committees of the Board during that period within which he was a director or member of such committee of the Board.

     The members of the Board, other than Messrs. Johnson and Starrett and Ms. Campbell, do not receive compensation for services on the Board but are reimbursed for their out-of-pocket expenses in serving on the Board. No member of the Board receives compensation for services on any committee of the Board. Messrs. Johnson and Starrett and Ms. Campbell each receive a per meeting fee of $1,000, and at their election, an annual stipend of $25,000 or that number of stock options at a price equal to 85% of the prevailing market price on the date of grant such that the "in the money" value of such options at the date of grant equals $25,000, as well as additional annual stock options at a price equal to the prevailing market price on the date of grant pursuant to the Brylane 1996 Option Plan (as defined herein). In addition, Mr. Johnson has previously purchased shares of Common Stock and has previously been granted options under the Brylane 1996 Performance Option Plan (as defined herein), and Messrs. Johnson and Starrett, as well as Ms. Campbell have previously been granted options under the Brylane 1996 Option Plan. See "Executive Officers, Compensation and Other Information--Stock Subscription Plans" and "--Option Plans".


                         PROPOSAL NO. 2 -- APPROVAL OF
                THE COMPANY'S 1998 PERFORMANCE STOCK OPTION PLAN

     At the 1998 Annual Meeting, stockholders will be asked to approve the Company's 1998 Performance Stock Option Plan (the "1998 Plan"), which was adopted by the Board on April 21, 1998. A summary description of the 1998 Plan is set forth below. This summary description does not purport to be complete and is qualified in its entirety by reference to the full text of the 1998 Plan, which is attached to this Proxy Statement as Exhibit A and incorporated herein by this reference. Stockholders are urged to read the 1998 Plan in its entirety. The Board recommends that the Company's stockholders vote to approve the 1998 Plan.

SUMMARY DESCRIPTION OF THE 1998 PLAN

     Purpose of the 1998 Plan. The 1998 Plan provides for the granting of stock options to purchase shares of Common Stock ("Options") to participants in the 1998 Plan, which Options vest based on the Company's attaining performance criteria as specified at the time of the grant and which may also be based on the passage of time. The purpose of the 1998 Plan is to promote the growth, development and financial success of the Company and its subsidiaries by providing additional incentives to certain officers, key employees, consultants and members of the boards of directors (or equivalent bodies) of the Company and its subsidiaries which will be realized by such persons if the Company achieves targeted performance goals as specified in particular option grants. By linking

                                       5.

such Options to the Company's financial performance, the Company can provide the means for such persons to benefit directly from the Company's and its subsidiaries' growth, development and financial success.

     Eligibility. The persons who shall be eligible to receive grants of Options under the 1998 Plan shall be (i) the officers, key employees and consultants of the Company and its subsidiaries and (ii) members of the boards of directors (or equivalent bodies) of the Company and its subsidiaries. A person who holds an Option is herein referred to as a "Participant," and more than one Option may be granted to any Participant. No determination has been made at this time as to the individuals who are to receive Options or the number of Options that will be granted to any particular individual or group of individuals.

     Administration. The 1998 Plan will be administered by the Compensation Committee. The Compensation Committee has the authority to interpret the 1998 Plan and to adopt rules and procedures relating to the administration of the 1998 Plan. The Compensation Committee is authorized and empowered (i) to select the Participants, to determine the number of shares of Common Stock that are subject to each Option, to grant Options, and to extend the time period during which an Option may be exercised; (ii) to determine the dates upon which Options shall be granted and the terms and conditions thereof (including the performance criteria and any related matters), which terms and conditions need not be identical as to the various Options granted; (iii) to determine which Options are to be Incentive Stock Options and which Options are to be Nonqualified Stock Options; (iv) to interpret the 1998 Plan; (v) to prescribe, amend and rescind rules relating to the 1998 Plan; (vi) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Compensation Committee; (vii) to determine the rights and obligations of Participants under the 1998 Plan; (viii) to specify the exercise price to be paid by Participants upon exercise of an Option; and
(ix) to accelerate the time during which an Option may be exercised in accordance with the 1998 Plan, and to otherwise accelerate the time during which an Option may be exercised (but not reduce the time of exercise for Options which have vested), in each case notwithstanding the provisions in the option agreement stating the time during which it may be exercised.

     Effective Date. The 1998 Plan became effective upon its adoption by the Board on April 21, 1998, subject to stockholder approval. The grant of any Options before the 1998 Annual Meeting will be contingent upon stockholder approval. If the 1998 Plan is not approved by the stockholders, the 1998 Plan and any Options granted thereunder shall terminate.

     Shares Subject to the 1998 Plan. Options covering an aggregate of 900,000 shares may be granted pursuant to the 1998 Plan, subject to adjustment to reflect certain corporate events as described below. The maximum number of shares that may be granted to a single Participant is 500,000. Upon the expiration or termination, in whole or in part, for any reason of an outstanding Option or any portion thereof which shall not have vested or shall not have been exercised in full or in the event that any shares of Common Stock acquired pursuant to the 1998 Plan are reacquired by the Company, (a) any shares of Common Stock which have not been purchased or (b) the shares of Common Stock reacquired, as the case may be, shall again become available for the granting of additional Options under the 1998 Plan.

     Option Price. Except as otherwise provided in the 1998 Plan, the exercise price per share (the "Option Price") of the shares of Common Stock underlying each Option shall not be less than 100 percent of the fair market value (as defined in the 1998 Plan) of such shares on the date of grant of the Option; provided, however, that if the Participant is a 10-percent stockholder of the Company immediately before such Participant is granted an Incentive Stock Option, the Option Price shall be not less than 110 percent of said fair market value. Once vested, and prior to its termination date, an Option may be exercised by the Participant by giving written notice to the Company specifying the number of shares of Common Stock to be purchased and accompanied by payment of the full purchase price therefor in cash, by check or in such other form of lawful consideration as the Compensation Committee may approve from time to time, including without limitation and in the sole discretion of the Compensation Committee, the assignment and transfer by the Participant to the Company of outstanding shares of Common Stock theretofore held by the Participant in a manner intended to comply with the provisions of Rule l6b-3 under the Exchange Act, if applicable.

                                       6.

     Options. It is intended that the Options under the 1998 Plan will either qualify for treatment as incentive stock options under applicable federal tax laws and regulations and be designated "Incentive Stock Options" or not qualify for such treatment and be designated "Nonqualified Stock Options". Incentive Stock Options may only be granted to employees. The aggregate fair market value (determined as of the time an Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant in any calendar year under the 1998 Plan and any other incentive stock option plans (which qualify under applicable federal tax laws and regulations) of the Company or any subsidiary shall not exceed $100,000.

     Terms and Restrictions on Grants of Options. Notwithstanding any other provisions set forth in the 1998 Plan, no Options may be granted under the 1998 Plan subsequent to 10 years from the date of effectiveness of the 1998 Plan. The vesting of all Options may be based on the Company's attaining of performance criteria as specified at the time of the granting thereof and may also be based on the passage of time. The Compensation Committee shall determine the performance criteria (which may be based, without limitation, on financial performance criteria established for the Company, the stock prices of the Company's publicly traded securities, or other factors determined by the Compensation Committee), the performance measurement period and the vesting schedule applicable to each Option or group of Options. The performance criteria, the performance measurement period and the vesting schedule need not be identical for all Options granted under the 1998 Plan. To the extent each such Option shall not have vested, and does not also vest based on the passage of time, it shall automatically terminate and cease to be exercisable to such extent, notwithstanding the stated term during which it may be exercised.

     Acceleration of Options. The Compensation Committee, in its sole discretion, at any time, or from time to time, may elect to accelerate the vesting of all or any portion of any Option then outstanding. In the event of the acceleration of the exercisability of Options as the result of a decision by the Compensation Committee, each outstanding Option so accelerated shall be exercisable upon such terms and conditions as the Compensation Committee may determine in its sole discretion; provided, that such terms and conditions (other than terms and conditions relating solely to the acceleration of exercisability and the related termination of an Option) may not adversely affect the rights of any Participant without the consent of the Participant so adversely affected. Any outstanding Option which has not been exercised by the holder at the end of such period shall again become subject to the terms and conditions in effect prior to the acceleration.

     Recapitalization, Reorganization, Merger or Consolidation. If the outstanding shares of Common Stock of the Company are exchanged for different securities of the Company through a reorganization, merger, consolidation, recapitalization or reclassification or if the number of outstanding shares is changed through a stock split or stock dividend, an appropriate adjustment shall be made in the number, exercise price, or kind of securities subject to any outstanding Option granted under the 1998 Plan. Upon (i) the dissolution, liquidation or sale of all or substantially all of the business, properties and assets of the Company, (ii) any reorganization, merger, consolidation or exchange of securities in which the Company does not survive or (iii) any reorganization, merger, consolidation or exchange of securities in which the Company does survive and any of the Company's stockholders have the opportunity to receive cash, securities and/or other property in exchange for their shares of Common Stock of the Company, the 1998 Plan and each outstanding Option shall terminate, unless the Company's successor offers substitute options to the Participants.

     Termination of Options. Each Option granted under the 1998 Plan shall set forth a termination date which shall be no later than ten years from the date such Option is granted, except that with respect to Incentive Stock Options, if the Participant is a ten percent or more stockholder of the Company (as described by federal taxation laws) at the time such Option is granted, the Option shall terminate no later than five years from the date of the grant.

     Amendment of the 1998 Plan. The Board may make such amendments to the 1998 Plan and, with the consent of each Participant adversely affected, the Compensation Committee may make such changes in the terms and conditions of granted Options as it shall deem advisable. Such amendments and changes shall include, but not be limited to, acceleration of the time at which an Option may be exercised, but may not, without the approval of the stockholders (a) increase the maximum number of shares subject to Options, except pursuant to provisions under "--Recapitalization, Reorganization, Merger or Consolidation", or (b) change the designation of the class of employees eligible to receive Incentive Stock Options.

                                       7.

     Termination of the 1998 Plan. The 1998 Plan shall terminate, in addition to the other termination events set forth in the 1998 Plan, at the earliest of ten years and the time when all shares of the Company's Common Stock which may be issued under the 1998 Plan have been so issued; provided, however, that the Board may in its sole discretion terminate the 1998 Plan at any other time. Subject to provisions under "--Recapitalization, Reorganization, Merger or Consolidation" above, no such termination shall in any way affect any Option then outstanding.

FEDERAL INCOME TAX CONSEQUENCES OF THE 1998 PLAN

     The following summary of the effects of federal income taxation upon the Participants and the Company with respect to shares of Common Stock issued under the 1998 Plan does not purport to be complete and reference is made to the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code").

     General. Options granted under the 1998 Plan may be granted as Incentive Stock Options or they may be designated and treated as Nonqualified Stock Options. As described below, there are certain differences between an Incentive Stock Option and a Nonqualified Stock Option with respect to the federal income tax effect on both the Participant and the granting employer.

     Incentive Stock Options. No taxable income will be recognized by a Participant upon the grant or exercise of any Incentive Stock Option. Additionally, the Company will not be entitled to any federal income tax deduction as the result of the grant or exercise of any Incentive Stock Option. Any gain or loss resulting from the subsequent sale of shares of Common Stock acquired upon exercise of any Incentive Stock Option will be capital gain or loss if such sale is made after the later of (i) two years from the date of the grant of the Option and (ii) one year after the transfer of such stock to the Participant upon exercise, so long as the Participant is an employee of the Company from the date of grant until three months before the date of exercise. In the event of the Participant's death or disability prior to exercise of an Incentive Stock Option, special rules apply in determining whether gain or loss upon sale of the stock acquired upon exercise of such Option will be taxable as capital gain or loss or ordinary income. If the subsequent sale of stock is made prior to the expiration of such two-year and one-year periods, the Participant will recognize ordinary income in the year of sale in an amount equal to the difference between the exercise price and the fair market value of the shares of Common Stock on the date of exercise; provided, however, that if such sale is a transaction in which a loss (if sustained) would have been recognized by the Participant, the amount of ordinary income recognized by the Participant will not exceed the excess (if any) of the amount realized on the sale over the exercise price. The Company will then be entitled to an income tax deduction of like amount. Any excess gain recognized by the Participant upon such a disqualifying disposition would then be taxable as a capital gain. If an individual sale of shares of Common Stock received through the exercise of an Incentive Stock Option qualifies for capital gain treatment, the federal capital gain tax rate from such sale will be determined based on the holding period of the Common Stock in accordance with the tax rates then in effect under the Code. The amount by which the fair market value of shares of Common Stock purchased upon exercise of an Incentive Stock Option exceeds the exercise price of such stock constitutes an "item of adjustment" that could then be subject to the alternative minimum tax in the year that the Option is exercised.

     Nonqualified Stock Options. Generally, at the time of the grant of a Nonqualified Stock Option, no taxable income will be recognized by the Participant and the Company will not be entitled to a deduction. Upon the exercise of such an Option, the Participant generally will recognize taxable income, and the Company will then be entitled to a deduction, in the amount by which the then fair market value of the shares of Common stock issued to such Participant exceeds the exercise price. Income recognized by the Participant upon exercise of a Nonqualified Stock Option will be taxed as ordinary income. Such income constitutes "wages" with respect to which the Company is required to deduct and withhold federal and state income tax. Pursuant to the 1998 Plan, the exercise of each Nonqualified Stock Option will be subject to the Company's determination that all withholding taxes and liabilities relating to the Option have been satisfied. Upon the subsequent disposition of shares of Common Stock acquired upon the exercise of a Nonqualified Stock Option, the Participant will recognize capital gain or loss in an amount equal to the difference between the proceeds received upon disposition, and the fair market value of such shares at the time of exercise. If the gain recognized in connection with such disposition qualifies for capital gain treatment, the federal capital gain tax rate for such sale will be determined based on the holding period of the Common Stock in accordance with the tax rates then in effect under the Code.

                                       8.

     Acceleration of Stock Options Upon Transfer of Control. Pursuant to the 1998 Plan, upon the occurrence of certain events involving a change of control of the Company, the exercisability of Nonqualified Stock Options and Incentive Stock Options may be accelerated. Such acceleration may be determined to be, in whole or in part, a "parachute payment" for federal income tax purposes if it arises from any events connected with a change of control of the Company. If the present value of all of the Participant's parachute payments exceeds three times the Participant's average annual compensation for the past five years, the Participant will be subject to a special excise tax of 20% on the "excess parachute payment". Such tax will be applied to the amount of such parachute payment which is in excess of the greater of such average annual compensation of the Participant or an amount which the Participant establishes as reasonable compensation. In addition, the Company will not be allowed a deduction for such "excess parachute payment".

     Compensation Deduction Limitation. Upon exercise, Options granted under the 1998 Plan to a "covered employee" (as defined below) with an option price equal to or greater than the fair market value of the Common Stock at the time of grant should not be subject to the $1.0 million deduction cap for compensation paid to certain executives of publicly held corporations such as the Company. So long as the Compensation Committee is at all times composed of "outside directors" as defined in applicable Treasury Regulations, it should then meet the exemption for "performance-based" compensation. For purposes of the above paragraphs, a "covered employee" is a Participant who, on the last day of the taxable year of the Company, is the chief executive officer or one of the four other most highly compensated executive officers for proxy disclosure purposes.

APPLICABILITY OF ERISA

     The 1998 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended, and it is not a tax-qualified retirement plan under Section 401(a) of the Code.

BENEFITS TO BE RECEIVED BY OR ALLOCATED TO DIRECTORS AND EXECUTIVE OFFICERS

     The benefits that would be received by or allocated to Directors and executive officers of the Company participating in the 1998 Plan and to other Participants cannot be determined at this time because the amount and value of Options to be granted to any Participant are within the discretion of the Compensation Committee (subject to certain limitations as set forth above) and no specific grants have been made as of the date of this Proxy Statement.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

     Each holder of shares of Common Stock outstanding on the Record Date is entitled to one vote per share on the proposal to approve the 1998 Plan. Approval of such action requires the affirmative vote of a majority of the shares of the Company's Common Stock present, or represented, and entitled to vote at the Meeting, assuming the presence of a quorum.

     THE BOARD BELIEVES THAT APPROVAL OF THE 1998 PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL THEREOF. PROXIES WILL BE VOTED FOR THIS PROPOSAL UNLESS OTHERWISE SPECIFICALLY INDICATED.

                                       9.

                PROPOSAL 3 -- RATIFICATION OF THE APPOINTMENT OF
                COOPERS & LYBRAND L.L.P. AS INDEPENDENT AUDITORS

     The Company has appointed Coopers & Lybrand L.L.P. to continue as the Company's auditors and to audit the books of account and other records of the Company for the fiscal year ending January 30, 1999. The Company has been advised that Coopers & Lybrand L.L.P. is independent with respect to the Company within the meaning of the Securities Act of 1933, as amended, and the applicable published rules and regulations thereunder. A representative of Coopers & Lybrand L.L.P. will be available at the 1998 Annual Meeting to respond to appropriate questions related to the audit of the Company's financial statements. If the stockholders do not ratify the selection of Coopers & Lybrand L.L.P., if Coopers & Lybrand L.L.P. should decline to act or otherwise become incapable of acting, or if its employment is discontinued, the Company will appoint independent public accountants for fiscal year 1999. Proxies solicited by the Board will be voted in favor of ratification unless stockholders specify otherwise.

VOTE REQUIRED AND RECOMMENDATION OF BOARD

     Each holder of shares of Common Stock outstanding on the Record Date is entitled to one vote per share on the proposal to approve Coopers & Lybrand L.L.P. as the Company's independent auditors. Approval of such action requires the affirmative vote of a majority of the shares of the Company's Common Stock present or represented and entitled to vote at the 1998 Annual Meeting.

     THE BOARD BELIEVES THAT THE APPROVAL OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 1999 IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL THEREOF. PROXIES WILL BE VOTED FOR THIS PROPOSAL UNLESS OTHERWISE SPECIFICALLY INDICATED.

                                      10.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 3, 1998 by (i) each person who is known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each director and Named Executive Officer of the Company, individually, and (iii) all current directors and executive officers as a group:

                                                                      AMOUNT AND
                                                                         NATURE
                                                                     OF BENEFICIAL            PERCENT
                   NAME OF BENEFICIAL OWNER(1)                        OWNERSHIP(2)           OF CLASS
----------------------------------------------------------------     -------------           --------

Pinault-Printemps-Redoute, S.A.(3)...............................       8,010,917              43.6%
FMR Corp.(4).....................................................       1,609,800               8.8
Peter J. Canzone.................................................          21,433                 *
Sheila R. Garelik................................................          12,916(5)              *
Robert A. Pulciani...............................................             100                 *
Dhananjaya K. Rao................................................          12,500(6)              *
Carol Meyrowitz..................................................           6,000(7)              *
Judith E. Campbell...............................................               0                 *
William C. Johnson...............................................               0                 *
Hartmut Kramer(3)................................................               0                 *
Johannes Loning(3)...............................................               0                 *
Antoine Metzger(3)...............................................               0                 *
Richard Simonin..................................................               0                 *
Peter M. Starrett................................................           8,013(8)              *
Serge Weinberg(3)................................................               0                 *
All directors and executive officers of Brylane as a group (22
persons).........................................................         148,280(9)              *

---------------------
*   Less than 1%.
(1) The persons and entities named in this table have sole voting power and investment power with respect to all shares of Common Stock or Series A Convertible Redeemable Preferred Stock (the "Preferred Stock") shown as beneficially owned by them, subject to community property laws where applicable and the information contained in this table and these notes.
(2) The Company has reserved for issuance, to officers, key employees, certain members of the Board and consultants of the Company (or its subsidiaries), options to purchase up to 2,479,584 shares of Company Common Stock. See "Executive Officers, Compensation and Other Information--Option Plans".
(3) Such information in the table has been furnished by PPR. The shares shown as beneficially owned by PPR are held of record by REDAM LLC, a Delaware limited liability company and a wholly owned subsidiary of PPR. Mr. Kramer is Chairman and Chief Executive Officer of La Redoute S.A., a wholly owned subsidiary of PPR, Mr. Loning is Vice President - Corporate Development of La Redoute S.A., Mr. Metzger is Chief Financial Officer of La Redoute S.A., Mr. Simonin is Chairman and Chief Executive Officer of S.A. Redoute France and Mr. Weinberg is Chairman and Chief Executive Officer of PPR, and as such each may be deemed to be a beneficial owner of the shares owned by REDAM LLC. Messrs. Kramer, Loning, Metzger, Simonin and Weinberg each disclaim beneficial ownership of such shares. See "Proposal 1--Election of Directors--Arrangements with PPR" for information concerning arrangements pursuant to which PPR is entitled to designate the five members of the Board indicated in the table. The address of REDAM LLC is c/o La Redoute S.A., 110, rue de Blanchemaille, 59051 Roubaix Cedex 01 France. The address of PPR is 18, Place Henri Bergson, 75381 Paris Cedex 08. The address of La Redoute S.A. is 110, rue de Blanchemaille, 59051 Roubaix Cedex 01 France.
(4) As reported in a Schedule 13G dated February 14, 1998 filed jointly with the Securities and Exchange Commission (the "Commission") by FMR Corp., Edward
    C. Johnson 3d and Abigail P. Johnson, FMR Corp.,

                                      11.

    Mr. Johnson and Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. ("Fidelity"), each has claimed sole dispositive power with respect to 1,222,500 shares owned by certain management investment companies registered under the Investment Company Act of 1940 and managed by Fidelity (the "Funds"). Neither FMR Corp. nor Mr. Johnson has sole voting power with respect to the 1,222,500 shares owned by the Funds, which power resides with the Fund's Boards of Trustees. In addition, Mr. Johnson and FMR Corp., through its control of Fidelity Management Trust Company ("FMTC"), a wholly-owned subsidiary of FMR Corp., each have claimed sole voting and dispositive power with respect to 387,300 shares of Common Stock beneficially owned by FMTC. Mr. Johnson and Ms. Johnson may be deemed to be control persons of FMR Corp. The business address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.
(5) Includes 250 shares of Common Stock held by Ms. Garelik's son.
(6) Represents 12,500 shares of the Preferred Stock which are currently convertible into Common Stock.
(7) Represents 6,000 shares of the Preferred Stock which are currently convertible into shares of Common Stock.
(8) Includes 4,013 shares of Common Stock issuable within 60 days upon exercise of options.
(9) Includes 4,013 shares of Common Stock issuable within 60 days upon exercise of options.

             EXECUTIVE OFFICERS, COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS

   The following individuals are the current executive officers of the Company, the Partnership or its subsidiaries (including B.L. Management Services, Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of the Company ("B.L. Management"), which provides management services to the Company):

NAME                      AGE                        POSITION
----                      ---                        --------
Peter J. Canzone.......    68   President, Chief Executive Officer, Chairman of
                                the Board and Director
Sheila R. Garelik......    53   President-Brylane
Robert A. Pulciani.....    57   Executive Vice President, Chief Financial Officer,
                                Secretary and Treasurer
Richard L. Bennett.....    66   Senior Vice President-Human Resources
William G. Brosius.....    61   Senior Vice President-Operations/Customer Service
Bruce G. Clark.........    53   Senior Vice President-Telemarketing
Kevin Doyle............    44   Vice President/General Manager-Roaman's
Kevin McGrain..........    43   Vice President/General Manager-Sears Business
Carol Meyrowitz........    44   Executive Vice President-Chadwick's Merchandising
Loida Noriega-Wilson...    42   Vice President/General Manager-Lerner
Dhananjaya K. Rao......    49   President and Chief Executive Officer-Chadwick's
Jules Silbert..........    70   Senior Vice President-Marketing/New Business
                                Development
Arlene Silverman.......    48   Senior Vice President/General Manager-Lane Bryant


     Executive officers of the Company are elected by and serve at the discretion of the Board. No arrangement exists between any executive officer and any other person or persons pursuant to which any executive officer was or is to be selected as an executive officer, other than as provided in certain executive officers' employment agreements. See "--Employment Agreements". The Governance Agreement which provides that prior to April 3, 1999, Messrs. Canzone, Pulciani, Rao and Silbert and Mmes. Garelik and Meyrowitz cannot be terminated other than for cause without the approval of two-thirds of the directors then in office. None of the executive officers has any family relationship to any nominee for director or to any other executive officer of the Company.

     Mr. Canzone has been Chief Executive Officer of the Company and its predecessor since 1978 and also served as President of the Partnership, and its predecessor from 1978 until July 1996. Mr. Canzone became a member of the Board and President of the Company in connection with the Company's formation and was elected Chairman of the Board in June 1995.

                                      12.

     Ms. Garelik has been President of Brylane since July 1996. Ms. Garelik served as Executive Vice President/President-Lane Bryant from August 1993 until July 1996, and served as Executive Vice President/General Manager of Roaman's from 1989 until August 1993.

     Mr. Pulciani has been Executive Vice President, Chief Financial Officer and Secretary of Brylane and its predecessor since May 1993. Mr. Pulciani became the Treasurer of Brylane in connection with the Company's formation. Mr. Pulciani joined Brylane in 1988, and served as Senior Vice President and Chief Financial Officer from May 1988 to May 1993.

     Mr. Bennett has been Senior Vice President-Human Resources of Brylane and its predecessor since March 1986. Mr. Bennett joined Brylane in 1983, and served as Vice President-Human Resources from 1983 to March 1986.

     Mr. Brosius has been Senior Vice President-Operations/Customer Service of Brylane and its predecessor since October 1987. Mr. Brosius joined Brylane in 1969, and served as Vice President-Fulfillment from 1979 to October 1987.

     Mr. Clark has been Senior Vice President-Telemarketing of Brylane and its predecessor since May 1988. Mr. Clark also served as Senior Vice President-MIS/Telemarketing from May 1988 to April 1997. Mr. Clark joined Brylane in 1983, and served as Vice President-MIS/Telemarketing from 1983 to May 1988.

     Mr. Doyle has been Vice President/General Manager-Roaman's since November 1996. Mr. Doyle joined Brylane in 1975 and served as Control Buyer, Assistant Buyer, Associate Buyer, Buyer and Senior Buyer over a period of 14 years. Mr. Doyle also served as Merchandise Director of Lane Bryant from August 1989 until September 1993 and served as General Merchandise Manager of Roaman's from September 1993 to November 1996.

     Mr. McGrain was appointed Vice President/General Manager of the Company's Sears Business in August 1995. Mr. McGrain joined Brylane in September 1988 and was Vice President-Controller of Lerner from May 1992 to August 1995.

     Ms. Meyrowitz has been Executive Vice President-Merchandising of the Company's Chadwick's business since the Partnership acquired the Chadwick's of Boston catalog division of The TJX Companies, Inc. ("TJX") in December 1996 (the "Chadwick's Acquisition"). From May 1996 to December 1996, Ms. Meyrowitz served as Executive Vice President-Merchandising of Chadwick's, Inc. From March 1991 to May 1996, Ms. Meyrowitz served as Senior Vice President and General Merchandise Manager of Chadwick's, Inc. Previously, Ms. Meyrowitz was General Merchandise Manager at Chadwick's from March 1990 to March 1991, and Vice President and Senior Merchandise Manager from January 1989 to March 1990.

     Ms. Noriega-Wilson joined Brylane in April 1995 as Vice President/General Manager-Lerner. Prior to joining Brylane, Ms. Noriega-Wilson served as Vice President of Merchandising of Montgomery Ward Direct from February 1993 to February 1995.

     Mr. Rao has been President and Chief Executive Officer of the Company's Chadwick's business since the Chadwick's Acquisition in December 1996. From May 1996 to December 1996, Mr. Rao served as President and Chief Executive Officer of Chadwick's, Inc. From January 1995 to May 1996, Mr. Rao served as Senior Vice President, Operations and Marketing of Chadwick's, Inc. Previously, Mr. Rao worked at the T. J. Maxx Division of TJX from 1978 until 1995. His management positions during such time included Senior Vice President of Distribution and Financial Planning and Analysis from November 1994 to January 1995, Senior Vice President of Distribution, Merchandise Planning and Inventory Management from 1991 to 1994, Senior Vice President and Director of Distribution from 1989 to 1991 and Vice President and Director of Distribution from 1981 to 1989.

     Mr. Silbert has been Senior Vice President-Marketing/New Business Development of Brylane since July 1995. From December 1993 to July 1995, Mr. Silbert served as Vice President-New Business Development

                                      13.

of Brylane. From April 1982 prior to joining Brylane, Mr. Silbert was President of The Silbert Group, Inc., an independent management consulting firm.

     Ms. Silverman has been Senior Vice President/General Manager-Lane Bryant since August 1996 and previously served as Senior Vice President/General Manager-Roaman's from August 1993 to August 1996. Ms. Silverman joined Brylane in 1973, and served in various merchandise capacities from May 1989 to May 1991, and then served as Vice President of Roaman's from May 1991 to August 1993.

                             EXECUTIVE COMPENSATION

     The officers of Brylane Inc. are not compensated by the Company for their services. Officers of Brylane Inc. who are also officers of the Partnership or its subsidiaries receive compensation from the Partnership or such subsidiaries for their services to the Partnership. The following table sets forth all compensation awarded to, earned by or paid to the Chief Executive Officer and the other four most highly compensated executive officers (the "Named Executive Officers") for their services to the Partnership for (i) the 1997 fiscal year,
(ii) the 1996 fiscal year, and (iii) the 1995 fiscal year.

                           SUMMARY COMPENSATION TABLE



                                                                                                         LONG TERM
                                                                                                       COMPENSATION
                                                                                                      --------------
                                                                         ANNUAL COMPENSATION            OPTIONS TO    ALL OTHER
                                                                        ----------------------           PURCHASE     COMPEN-
             NAME AND PRINCIPAL POSITION                   PERIOD       SALARY(1)  BONUS(1)(2)        COMMON STOCK    SATION(4)
------------------------------------------------------   -----------    ---------  -----------        ------------    ----------
Peter J. Canzone......................................   Fiscal 1997    $577,917    $326,332            25,000(5)      $135,849
 President, Chief Executive Officer                      Fiscal 1996     552,750     421,464            24,000(6)       118,358
 and Chairman of the Board                                                                             250,000(7)
                                                         Fiscal 1995     520,500     196,602            20,000(6)       106,393

Sheila R. Garelik.....................................   Fiscal 1997     400,583     208,783            17,000(5)        83,336
 President of Brylane                                    Fiscal 1996     364,542     244,484            18,000(6)        69,009
                                                                                                        43,750(7)
                                                         Fiscal 1995     318,500     155,043            10,000(6)        65,125

Robert A. Pulciani....................................   Fiscal 1997     312,750     163,598            15,000(5)        64,841
 Executive Vice President, Chief                         Fiscal 1996     286,583     185,059            12,000(6)        55,166
  Financial Officer, Secretary and                                                                      36,459(7)
  Treasurer                                              Fiscal 1995     266,750      85,383             6,000(6)        52,767

Dhananjaya K. Rao.....................................   Fiscal 1997     375,637     435,000            17,000(5)       127,549
 President and Chief Executive                           Fiscal 1996      51,327(8)       --            25,000(6)         5,515
  Officer--Chadwick's                                                                                    8,302(9)

Carol Meyrowitz.......................................   Fiscal 1997     345,659     410,000            15,000(5)       121,623
 Executive Vice President--                              Fiscal 1996      49,063(8)       --            25,000(6)         5,451
 Chadwick's Merchandising                                                                                6,397(9)

__________________
(1) Included in the aggregate of salary and bonus is an amount of compensation that was deferred at the election of each Named Executive Officer. For fiscal 1997, Messrs. Canzone, Pulciani and Rao and Mmes. Garelik and Meyrowitz elected to defer $90,425, $119,087, $22,411, $152,342 and $22,990, respectively, of their aggregate salary and bonus for such period. For fiscal 1996, Messrs. Canzone and Pulciani and Ms. Garelik,

                                      14.

    elected to defer $97,421, $115,581, and $152,256, respectively, of their aggregate salary and bonus for such period. For fiscal 1995, Messrs. Canzone and Pulciani and Ms. Garelik, elected to defer $71,710, $46,818 and $111,911, respectively, of their aggregate salary and bonus for such period.
(2) For Messrs. Canzone and Pulciani and Ms. Garelik, bonuses were earned during the six-month seasons ended July 29, 1995, February 3, 1996, August 3, 1996, February 1, 1997, August 1, 1997 and January 31, 1998, but were not paid until August 1995, February 1996, August 1996, February 1997, August 1997 and February 1998, respectively. See "--Performance Bonus Program" for a discussion of Brylane's bonus program in which such individuals are entitled to participate. For Mr. Rao and Ms. Meyrowitz, bonuses were earned during the year ended January 31, 1998, but were not paid until March 1998. See "--Chadwick's Management Incentive Plan" and "--Chadwick's Long Range Management Incentive Plan" for a discussion of the bonus program in which such individuals are entitled to participate.
(3) For each of the periods set forth in the table above, no Named Executive Officer received aggregate Other Annual Compensation in excess of the lesser of $50,000 or 10% of the total of such officer's salary and bonus, nor did any such Named Executive Officer receive any restricted stock award, stock appreciation right or payment under any long-term incentive plan. Pursuant to an exchange transaction that occurred in February 1997 in connection with the Company's initial public offering in which the Company acquired, directly, and indirectly through the acquisition of wholly-owned subsidiaries, a 100% ownership interest in the Partnership in exchange for shares of the Company's Common Stock (the "Incorporation Plan"), an option to purchase one share of Common Stock was issued in substitution for each outstanding option to purchase one partnership unit granted in fiscal 1995, fiscal 1996 or fiscal 1997 under either of the 1995 Partnership Unit Option Plan or the 1993 Performance Partnership Unit Option Plan. See "--Option Plans".
(4) In fiscal 1997, fiscal 1996 and fiscal 1995, the amounts shown for Messrs. Canzone and Pulciani and for Ms. Garelik consist of approximately $5,000, $5,000 and $5,000, respectively, under a supplemental medical benefits plan. In fiscal 1997 and fiscal 1996, the amounts in each year shown for Mr. Rao and Ms. Meyrowitz consist of $26,494 and $4,076, respectively, for a car allowance. The balance of such amounts for all such individuals consist of deferred compensation in the form of a matching contribution by the Partnership under the Deferred Compensation Plan, a cash contribution by the Partnership under the Retirement Plan, and a contribution by the Partnership under the Supplemental Retirement Plan, where applicable. See "--Deferred Compensation Plan" and "--Retirement Plans". In 1997, Messrs. Canzone, Pulciani and Rao and Mmes. Garelik and Meyrowitz earned (i) $54,255, $28,581, $48,142, $36,562 and $45,427, respectively, under the Deferred
    Compensation Plan; (ii) $10,838, $10,838, $10,838, 10,838, and $10,838,
    respectively, under the Retirement Plan (which will not be paid until April
    1998); and (iii) $65,756, $20,422, $42,075, $30,936, and $38,864,
    respectively, under the Supplemental Retirement Plan. In 1996, Messrs. Canzone, Pulciani and Rao, and Mmes. Garelik and Meyrowitz, earned (i) $58,453, $28,299, $785, $36,542 and $750, respectively, under the Deferred
    Compensation Plan; (ii) $10,119, $10,119, $654, $10,119 and $625,
    respectively, under the Retirement Plan (which was not paid until April
    1997); and (iii) $44,786, $11,748 and $17,348, respectively, under the
    Supplemental Retirement Plan. In 1995, Messrs. Canzone and Pulciani and Ms. Garelik, earned (i) $43,026, $21,128 and $28,413, respectively, under the Deferred Compensation Plan; (ii) $10,164, $10,164 and $10,164, respectively, under the Retirement Plan (which was not paid until May 1996); and (iii) $48,203, $16,475 and $21,548, respectively, under the Supplemental Retirement Plan.
(5) These options were granted to the Named Executive Officers in 1997 pursuant to Brylane's 1996 Stock Option Plan.
(6) These options were granted to the Named Executive Officers in 1995 and 1996 pursuant to the Partnership's 1995 Partnership Unit Option Plan.
(7) These options were granted to certain of the Named Executive Officers in 1993 pursuant to the Partnership's 1993 Performance Partnership Unit Option Plan.
(8) Reflects amounts earned as salary during such fiscal year by each of Mr. Rao and Ms. Meyrowitz, respectively, since December 9, 1996, their date of hire by the Partnership in connection with the Chadwick's Acquisition.
(9) These options were granted pursuant to the Partnership's 1995 Partnership Unit Option Plan in connection with the Chadwick's Acquisition in exchange for certain of such individuals' options to purchase TJX Common Stock.

                                      15.

EMPLOYMENT AGREEMENTS

     B.L. Management has entered into employment agreements with each of Peter
J. Canzone, Robert A. Pulciani, Jules Silbert, Kevin McGrain, Kevin Doyle, Sheila Garelik, Loida D. Noriega-Wilson and Arlene Silverman, which agreements commenced on April 1, 1998. These agreements provide for annual salaries for each of these individuals which currently are $605,000, $340,000, $320,000, $195,000, $205,000, $420,000, $235,000 and $255,000, respectively. In addition, the Partnership has entered into comparable employment agreements with each of Richard Bennett, William Brosius, Daniel L. Carr, Bruce Clark, Robert Evans, Lawrence Kinney and Henry Wren which provide for annual salaries which currently are $230,000, $230,000, $176,000, $225,000, $176,000, $230,000 and $138,000,
respectively. Each of the employment agreements entered into by B.L. Management and the Partnership will expire on or about March 31, 2001, but will be automatically renewed for one-year terms thereafter, unless notice is given as specified in such employment agreements. In the event that the employment of any of these individuals is terminated without "cause" or the individual resigns for "good reason" (as such terms are defined in the employment agreements), Brylane will be required to pay such individual's base salary (reduced by any salary earned from other sources) for the greater of (i) the remainder of the term of the applicable employment agreement or (ii) one year. The employment agreements also provide for (i) the payment of one year's salary upon termination of employment by reason of death or disability (less any amounts paid to such individuals under any disability plans), and (ii) with respect to the termination of any of these individuals other than for "cause", the payment of a pro rata portion of any bonuses or incentive compensation payable with respect to any period commencing prior to the date of such individual's termination. In addition, the employment agreements provide that each executive will not compete with Brylane for a period of twelve months after termination (subject to certain exceptions), unless the executive terminates his or her employment for "good reason".

     The Partnership has entered into employment agreements with each of Mr. Rao and Ms. Meyrowitz, which agreements commenced on April 1, 1998 and will expire on or about March 31, 2001. These agreements provide for annual salaries of $400,000 for Mr. Rao and $370,000 for Ms. Meyrowitz and for participation in Chadwick's performance bonus programs. In the event the employment of either of these individuals is terminated without "cause" or if the individual resigns for "good reason" (as such terms are defined in the employment agreements) the Partnership will be required to pay such individual's base salary (reduced by compensation from other employment after the first 12 months of the period) for the longer of (i) one year or (ii) the remainder of the term of the applicable employment agreement, continue certain benefits, and make prorated bonus payments. The Rao and Meyrowitz employment agreements also provide for the payment of an amount equal to two times such individual's annual base salary, along with certain additional benefits, in the event such individual's employment terminates under certain circumstances for the two year period following a "change of control" (as defined). Upon a change of control, whether or not an individual's employment terminates, the agreements provide for the immediate, lump sum payment of certain bonus amounts. In addition, these employment agreements provide that, subject to certain exceptions, such executives will not compete with the Partnership for a period of 12 months after termination of employment by the Partnership under certain circumstances.

STOCK SUBSCRIPTION PLANS

     In connection with the Incorporation Plan, the Company adopted the Brylane Inc. 1996 Stock Subscription Plan (the "Brylane Subscription Plan"), which in part acts as a successor to a stock subscription plan (as amended, the "Subscription Plan") adopted by VP Holding Corporation, a Delaware corporation and wholly-owned subsidiary of the Company ("VP Holding"), in connection with the acquisition of the Lane Bryant, Roaman's and Lerner catalog business formerly owned and operated by The Limited (the "Brylane Acquisition"). Participants in the Brylane Subscription Plan are all of the members of management of Brylane other than the Named Executive Officers, Messrs. Johnson, Bennett and Brosius, and Ms. Noriega-Wilson. In addition, the Company has adopted the Brylane Inc. 1996 Senior Management Stock Subscription Plan (the "Senior Management Plan", and collectively with the Brylane Subscription Plan, the "Stock Subscription Plans"), which in part acts as a successor to the Subscription Plan with respect to the shares of VP Holding purchased by the Named Executive Officers, Messrs. Johnson, Bennett and Brosius, and Ms. Noriega-Wilson (collectively, the "Senior Management Investors"). The Company has reserved 653,000 shares of Common Stock for issuance under the Stock Subscription Plans collectively, of which 145,000 shares remain available for issuance.

                                      16.

     Pursuant to the Stock Subscription Plans, the following individuals purchased the number of shares of Common Stock set forth after their names at a purchase price of $10.00 per share: Mr. Canzone, 100,000; Ms. Garelik, 40,000; Mr. Pulciani, 25,000; Mr. Doyle, 5,000; Mr. Johnson, 30,000; Mr. McGrain, 15,000; Mr. Silbert, 20,000; Ms. Silverman, 15,000; Mr. Bennett, 22,500; Mr.
Brosius, 22,500; and Mr. Clark, 25,000. For these individuals, $500,000, $200,000, $125,000, $50,000, $0, $150,000, $100,000, $75,000, $112,500, $112,500
and $125,000 of their purchase price, respectively, was financed through the delivery of promissory notes on the terms described below. Pursuant to the Stock Subscription Plans, Ms. Noriega-Wilson purchased 15,000 shares of Common Stock at a purchase price of $15.00 per share, for which $112,500 of the purchase price was financed through the delivery of a promissory note on the terms described below. Participants who chose not to pay the entire purchase price of their subscription in cash could elect to pay up to 50% of such purchase price through the delivery of a five-year, full recourse promissory note, bearing interest at the rate of interest designated by Morgan Guaranty as the prime rate at the time of purchase (which at the time of the Brylane Acquisition was approximately 6%). In a few instances, the portion of the purchase price paid by promissory note was greater than 50% of the total purchase price. Accrued interest on the promissory notes is payable quarterly, and the principal balance of, including all accrued and unpaid interest on, the promissory notes is payable in full at maturity. The shares of Common Stock purchased by such individuals who partially financed their purchases in this manner have been pledged to the Company in order to secure repayment of the notes. As of April 3, 1998, of the aggregate purchase price of approximately $5.2 million paid for the shares of Common Stock purchased by such individuals (net of repurchases), promissory notes in the aggregate amount of approximately $40,000 remained outstanding.

OPTION PLANS

     Brylane 1996 Performance Option Plan

     In connection with the Incorporation Plan, the Company adopted the Brylane Inc. 1996 Performance Stock Option Plan (the "Brylane 1996 Performance Option Plan"), which acts as the successor to the Partnership's 1993 Performance Partnership Unit Option Plan (as amended, the "1993 Option Plan") which was adopted in connection with the Brylane Acquisition. An aggregate of 779,584 shares of Common Stock have been reserved for issuance under the Brylane 1996 Performance Option Plan. As amended, all options granted under the Brylane 1996 Performance Option Plan terminate 10 years from the date of grant of the options under the 1993 Option Plan, if not sooner due to termination of employment.

     Messrs. Canzone, Pulciani, Doyle, Johnson, McGrain, Silbert, Bennett, Brosius and Clark, and Mmes. Garelik, Silverman and Noriega-Wilson have been granted the right to purchase 250,000, 36,459, 3,750, 20,000, 11,250, 20,000,
31,250, 31,250, 34,375, 43,750, 11,250 and 15,000 shares of Common Stock, respectively, at a price of $15.00 per share.

     As of April 3, 1998, options for the purchase of 65,725 shares of Common Stock at a purchase price of $15.00 per share were outstanding and exercisable under the Brylane 1996 Performance Option Plan, and options for the purchase of 160,000 shares remained available for issuance. As of April 3, 1998, options to purchase an aggregate of 553,859 shares of Common Stock had been exercised under the Brylane 1996 Performance Option Plan.

     Brylane 1996 Option Plan

     In connection with the Incorporation Plan, the Company adopted the Brylane Inc. 1996 Stock Option Plan (the "Brylane 1996 Option Plan"), which acts as the successor to the Partnership's 1995 Partnership Unit Option Plan (as amended, the "1995 Option Plan") which was adopted in connection with the Brylane Acquisition. As amended, an aggregate of 1,700,000 shares of Common Stock have been reserved for issuance under the Brylane 1996 Option Plan. Other than as described below, all options become exercisable in three equal annual installments on the first, second and third anniversaries of the date of original grant (including, if relevant, the date of grant of the options under the 1995 Option Plan). As amended, all options granted under the Brylane 1996 Option Plan terminate seven to ten years from the date of original grant (including, if relevant, the date of grant of the options under the 1995 Option
Plan), if not sooner due to termination of employment.

                                      17.

     Messrs. Canzone, Johnson, Pulciani, Silbert, Doyle, McGrain, Bennett, Brosius and Clark, and Mmes. Garelik, Noriega-Wilson and Silverman have been granted the right to purchase 20,000, 25,000, 6,000, 6,000, 1,000, 3,000, 5,000,
5,000, 5,500, 10,000, 4,000 and 4,000 shares of Common Stock, respectively, at a price of $15.00 per share and a term of seven years. Messrs. Canzone, Pulciani, Silbert, Doyle, McGrain, Bennett, Brosius and Clark, and Mmes. Garelik, Noriega-Wilson and Silverman have been granted the right to purchase 24,000, 12,000, 6,000, 2,000, 4,000, 6,000, 6,000, 5,000, 18,000, 6,000 and 6,000 shares of
Common Stock, respectively, at a price of $19.00 per share and a term of seven years. Messrs. Canzone, Pulciani, Silbert, Doyle, McGrain, Bennett, Brosius, Clark, Johnson and Rao, and Mmes. Garelik, Noriega-Wilson, Silverman and Meyrowitz have been granted the right to purchase 25,000, 15,000, 3,000, 3,000, 3,000, 3,000, 5,000, 2,500, 10,000, 17,000, 17,000, 5,000, 6,000 and 15,000
shares of Common Stock, respectively, at a price of $36.00 per share and a term of seven years. Messrs. Canzone, Pulciani, Silbert, Doyle, McGrain, Bennett, Brosius, Clark and Rao, and Mmes. Garelik, Meyrowitz, Noriega-Wilson and Silverman have been granted the right to purchase 25,000, 18,000, 7,000, 4,000, 3,000, 5,000, 5,000, 3,500, 20,000, 20,000, 18,000, 5,000 and 5,000,
respectively, at a price of $54.75 per share and a term of seven years. Mr. Silbert has been granted the right to purchase 5,000 shares of Common Stock at a price of $41.00 per share and a term of seven years. In addition, Mr. Rao and Ms. Meyrowitz have each been granted the right to purchase 25,000 shares of Common Stock at a price of $20.00 per share, which options expire on December 9, 2006. In addition, in connection with the Chadwick's Acquisition, Mr. Rao and Ms. Meyrowitz were granted options to purchase 2,269 and 1,861 shares of Common Stock, respectively, at a price of $9.92 per share, in exchange for certain of their options to purchase TJX common stock. Such options vest in full on September 20, 1997 and expire on September 20, 2004. Finally, also in connection with the Chadwick's Acquisition, Mr. Rao and Ms. Meyrowitz were granted options to purchase 6,033 and 4,536 shares of Common Stock, respectively, at a price of $5.67 per unit, in exchange for certain of their options to purchase TJX common stock. Such options vest in equal 50% increments on September 6, 1997 and September 6, 1998, and expire on September 6, 2005. On May 22, 1997, Mr. Starrett was granted an option to purchase 2,000 shares of Common Stock, at a price of $29.875 per share and a term of seven years, as well as an additional option to purchase 3,347 shares of Common Stock, at a price of $25.40 per share, which option vests in full on May 22, 1998 and expires on May 22, 2004. On March 31, 1998, Messrs. Johnson and Starrett were, and on April 3, 1998, Ms. Campbell was granted options to purchase 3,000 shares of Common Stock, at a price of $54.75 per share and a term of seven years.

     As of April 3, 1998, options for the purchase of 84,759 shares of Common Stock at a purchase price of $15.00 per share, options for the purchase of 123,575 shares of Common Stock at a purchase price of $19.00 per share, options for the purchase of 81,684 shares of Common Stock at a purchase price of $20.00 per share, options for the purchase of 2,000 shares of Common Stock at a purchase price of $29.875 per share, options for the purchase of 3,347 shares of Common Stock at a purchase price of $25.40 per share, options for the purchase of 5,000 shares of Common Stock at a purchase price of $41.00 per share, substitute options (issued in connection with the Chadwick's Acquisition) for the purchase of 952 shares of Common Stock at a purchase price of $9.92 per share, options for the purchase of 253,250 shares of Common Stock at a purchase price of $36.00 per share, substitute options (issued in connection with the Chadwick's Acquisition) for the purchase of 23,002 shares of Common Stock at a purchase price of $5.67 per share, options to purchase 279,900 shares of Common Stock at a purchase price of $54.75 per share, were outstanding under the Brylane 1996 Option Plan, and options for the purchase of 721,131 shares remained available for issuance.

     As of April 3, 1998, options to purchase an aggregate of 121,400 shares of Common Stock had been exercised under the Brylane 1996 Option Plan.

                                      18.

     The following table sets forth information concerning options granted to the Named Executive Officers of the Company during fiscal 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR


                                                                              POTENTIAL REALIZABLE VALUE
                                         INDIVIDUAL GRANTS                     AT ASSUMED ANNUAL RATES
                            -------------------------------------------------      OF STOCK PRICE
                                         % OF TOTAL                            APPRECIATION FOR OPTION
                             NUMBER OF     OPTIONS                                     TERM (3)
                             SECURITIES   GRANTED TO                          --------------------------
                            UNDERLYING    EMPLOYEES   EXERCISE OR
                             OPTIONS       IN FISCAL   BASE PRICE  EXPIRATION
        NAME                 GRANTED         YEAR      ($/SH)(1)    DATE(2)       5%($)        10%($)
---------------------       -----------   ----------  -----------  ---------- -------------  -----------
Peter J. Canzone.....        25,000          9.31         36.00     7/24/04       366,300       854,100
Sheila R. Garelik....        17,000          6.33         36.00     7/24/04       249,084       580,788
Robert A. Pulciani...        15,000          5.59         36.00     7/24/04       219,780       512,460
Dhananjaya K. Rao....        17,000          6.33         36.00     7/24/04       249,084       580,788
Carol Meyrowitz......        15,000          5.59         36.00     7/24/04       219,780       512,460

_____________________
(1) The exercise price per share of these options was equal to the fair market value of the Common Stock on July 24, 1997, the date of grant.
(2) These options were granted under the Brylane 1996 Option Plan and will terminate seven years from the date of grant (if not sooner due to termination of employment). These options become exercisable in three equal installments on the first, second and third anniversaries of the date of grant. See "--Option Plans".
(3) The potential realizable value is calculated based on the term of the option at its time of grant. It is calculated assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.

     The following table sets forth information concerning the number and value of securities underlying unexercised options held by each of the Named Executive Officers as of January 31, 1998.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                     YEAR AND FISCAL YEAR-END OPTION VALUES


                                                                NUMBER OF SECURITIES
                                                               UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED IN-
                                                               OPTIONS AT JANUARY 31,     THE-MONEY OPTIONS AT
                                                VALUE                1998(#)(1)           JANUARY 31, 1998($)(2)
                       SHARES ACQUIRED         REALIZED      -------------------------   -------------------------
        NAME           ON EXERCISE (#)          ($)          EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
---------------------  ---------------         --------      -------------------------   -------------------------
Peter J. Canzone.....       --                   --               271,333/47,667           9,396,822/1,067,428
Sheila R. Garelik....       --                   --                56,416/32,334           1,936,456/718,607
Robert A. Pulciani...     8,000                246,125             36,459/25,000           1,266,950/521,750
Dhananjaya K. Rao....    13,618                502,718                  0/36,684                   0/862,583
Carol Meyrowitz......    12,462                450,822                  0/33,935                   0/802,067

_____________________
(1) Represent options granted under the Brylane 1996 Performance Option Plan and the Brylane 1996 Option Plan.
(2) These values are calculated using the last reported sale price of the Common Stock on the NYSE on January 30, 1998 of $49.75 per share, less the exercise price of the options.

RETIREMENT PLANS

     All of the Company's nonunion employees over 21 years of age are eligible to participate in the Brylane, L.P. Savings and Retirement Plan (the "Retirement Plan") after one year of employment. The Retirement Plan allows eligible employees to make pre-tax contributions up to the lesser of $9,500 or 10% of their compensation.

                                      19.

All amounts contributed by employees are immediately fully vested. The Company matches 100% of employee contributions to the Retirement Plan up to a maximum employer contribution of 3% of the employee's compensation. In addition, the Company makes additional contributions to the Retirement Plan equal to 4% of each participant's compensation up to the Social Security taxable wage base for the year (which was $65,400 for 1997) and equal to 7% of each participant's total compensation which exceeds that amount. An additional 1% of compensation is contributed by the Company on behalf of those participants who have completed at least five years of service. The Company's contributions begin to vest after three years of service, at which time such contributions are 20% vested. Thereafter, the contributions vest at a rate of 20% each year so that the Company's contributions are fully vested after seven years of service. Notwithstanding the foregoing, the Company's contributions fully vest when the employee reaches age 65, dies or becomes disabled while employed by the Company. Benefits under the Retirement Plan are paid in the form of a lump sum distribution following termination of employment. In certain circumstances, participants may be entitled to receive a distribution prior to termination of employment. Participants may borrow from the Retirement Plan up to 50% of their vested funds.

     In addition to the Retirement Plan, the Company maintains the Brylane, L.P. Supplemental Retirement Plan for certain highly compensated employees (the "Supplemental Retirement Plan"). The Supplemental Retirement Plan allows an eligible employee to receive the contributions which the employee would otherwise receive under the Retirement Plan, except for certain limitations imposed by the Code. An individual will receive such a contribution only if he or she is employed by the Company on the last day of the year. Gains and losses are credited to such employee account at a rate of 7-3/4%, compounded annually.

     Vesting of contributions to the Supplemental Retirement Plan occurs at the same rate as the Company's contributions to the Retirement Plan. The nonvested portion of any account is forfeited upon termination of employment. Benefits under the Supplemental Retirement Plan are paid in the same manner as under the Retirement Plan. The benefits under the Supplemental Retirement Plan are not funded, consisting of unsecured liabilities payable by the Company out of its general assets.

DEFERRED COMPENSATION PLAN

     The Company has adopted the Brylane, L.P. Deferred Compensation Plan for eligible employees (the "Deferred Compensation Plan"). The Deferred Compensation Plan credits participants' accounts with amounts of compensation, up to 90% of compensation, which they defer voluntarily pursuant to elections made prior to the period with respect to which such compensation is earned ("Deferrals"). The Deferrals will not be subject to federal income tax at the time of the Deferral. Each participant's Deferrals are fully vested at all times. Further, the Company may cause matching contributions to be credited to certain participants' accounts at its discretion. Matching contributions credited to the participants' accounts vest in the same manner as under the Retirement Plan. A participant's account is payable at such time and in the same manner as under the Retirement Plan.

     Participation in the Deferred Compensation Plan is at the discretion of the Board. Participants' accounts in the Deferred Compensation Plan will be credited with interest at a rate specified by a committee of members of the Board (currently the greater of LIBOR plus 2.0% or 7-3/4%). The benefits under the Deferred Compensation Plan are not funded, consisting of unsecured liabilities payable by the Company out of its general assets. Participants may elect to have benefits paid in the form of lump-sum distributions or over a period of time. Since December 1993, the Company has made pay-outs in the approximate aggregate amount of $383,675 to certain former employees and one former executive officer under the Deferred Compensation Plan.

PERFORMANCE BONUS PROGRAM

     The Company (and its subsidiaries) have a semi-annual performance bonus program based upon goals relating to the Company's operating profit. Such goals are established at the beginning of each six-month season based upon a review by the Board of management's operating budget for that season. Each participant in such program may receive a bonus based on a certain percentage of half of his or her annual salary, with the actual bonus amount to be based upon the extent to which the operating profit goals for that season are met or exceeded.

                                      20.

CHADWICK'S MANAGEMENT INCENTIVE PLAN

     In connection with the Chadwick's Acquisition, Brylane adopted the Chadwick's Management Incentive Plan (the "Chadwick's MIP"). The Chadwick's MIP is intended to provide key officers and associates of the Company's Chadwick's division with cash incentive opportunities based on annual performance goals. The Chadwick's MIP is administered by the Company's Compensation Committee, which has full authority to grant awards, including selecting the relevant performance criteria thereunder, adjusting performance criteria or award amounts in certain circumstances, and amending the terms of such plan. At the beginning of each fiscal year, the Compensation Committee determines a range of performance goals from minimum to target to maximum, and for each participant determines the relative weights of these performance goals and the award amounts payable upon attainment of the goals.

CHADWICK'S LONG RANGE MANAGEMENT INCENTIVE PLAN

     In connection with the Chadwick's Acquisition, Brylane adopted the Chadwick's Long Range Management Incentive Plan (the "Chadwick's LRMIP"). The Chadwick's LRMIP is administered by the Compensation Committee, which has full authority to grant awards, including selecting the relevant performance criteria thereunder, adjusting the performance criteria or award amounts in certain circumstances, and amending the terms of such plan. Awards under the Chadwick's LRMIP are generally made annually for each successive rolling three-year cycle. At the time of award, the Compensation Committee determines a range of performance goals for the three-year award cycle, from minimum to target to maximum, and for each participant determines the relative weights of these performance goals and the award amounts payable upon attainment of the goals.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     For a description of certain transactions and arrangements involving directors of the Company, see "Proposal 1--Election of Directors--Arrangements with PPR". For the fiscal year ended January 31, 1998, the Company paid to Mr. Johnson, a director of the Company, an annual consulting fee of $75,000.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     The Company has a Compensation Committee of its Board of Directors which currently consists of Messrs. Starrett, Kramer and Weinberg and Ms. Campbell. Messrs. Kramer and Weinberg are two of the five PPR nominees to the Board. Ms. Campbell and Mr. Starrett each receive a per meeting fee of $1,000, and at their election, an annual stipend of $25,000 or stock options at a price equal to 85% of the prevailing market price on the date of grant such that the "in the money" value of such options at the date of grant equals $25,000, as well as additional annual stock options at a price equal to the prevailing market price on the date of grant pursuant to the Brylane 1996 Option Plan. On May 22, 1997, Mr. Starrett was granted options to purchase 2,000 shares of Common Stock, at a price of $29.875 per share, as well as additional options to purchase 3,347 shares of Common Stock, at a purchase price of $25.40 per share, pursuant to the Brylane 1996 Option Plan. See "Executive Officers, Compensation and Other Information--Stock Subscription Plans" and "--Option Plans".

                                      21.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS


     The Compensation Committee recommends to the Board general compensation policies for the Company, oversees the Company's compensation plans and specific compensation levels for executive officers, and administers the Brylane 1996 Performance Option Plan, the Brylane 1996 Option Plan and the Stock Subscription Plans.

     The following is the Compensation Committee's report submitted to the Board of Directors addressing the compensation of the Company's executive officers for fiscal 1997.

COMPENSATION POLICY

     The Company's executive compensation policy is designed to establish an appropriate relationship between executive pay and the Company's annual performance, its long-term growth objectives and its ability to attract and retain qualified executive officers. The Compensation Committee attempts to achieve these goals by integrating competitive annual base salaries with (a) bonuses based on corporate performance and on the achievement of specified performance objectives through the Bonus Program, the Chadwick's MIP and the Chadwick's LRMIP and (b) executive stock options. The Compensation Committee believes that cash compensation in the form of salary and bonus provides Company executives with short term rewards for success in operations, and that long term compensation through the award of stock options encourages growth in management stock ownership which leads to expansion of management's stake in the long term performance and success of the Company.

     Base Salary. In determining the base salary of each of the executive officers, the Company periodically reviews surveys of salaries paid to executive officers in comparable positions and with similar responsibilities as the Company's executive officers by publicly traded companies in the retail catalog industry that have sales volumes comparable to the Company's. The Company also considers merit and the executive officer's performance in the prior year.

     Bonuses. Annual incentives under the Bonus Program for the Chief Executive Officer and under the Bonus Program, the Chadwick's MIP and the Chadwick's LRMIP for the other Named Executive Officers are intended to reflect the Company's belief that management's bonuses should provide incentives to maximize earnings and the quality of those earnings. Awards under the Bonus Program are based on the attainment of specified Company performance objectives, and the target bonus amount is determined as a percentage of the recipient's base salary. Awards under the Chadwick's MIP and the Chadwick's LRMIP are based on the attainment of a range of performance goals from minimum to target to maximum, and the Compensation Committee determines the relative weights of such performance goals and the award amounts payable upon attainment of the goals for each participant. For 1997, participants in the Bonus Program other than the Chief Executive Officer maintained their prior year's baseline target bonus amounts equal to 102.1% of the base salaries paid to such persons. The target bonus amount for the Chief Executive Officer remained at 56.5% of his base salary. Bonuses payable under the Bonus Program, the Chadwick's MIP and the Chadwick's LRMIP range from zero to two times the base salary, and depend on the level of achievement of the specified performance objectives. For 1997, the performance objective necessary to achieve the baseline amount was the attainment of a specified operating profit.

     Stock Options. The Compensation Committee believes that stock option grants afford a desirable long-term compensation method because they closely ally the interests of management with stockholder value, and that grants of stock options are the best way to link directly the financial interests of management with those of stockholders.

     In July 1997, the executive officers of the Company, including the Chief Executive Officer, were each granted options under the Brylane 1996 Option Plan, and in October 1997, one of the Company's executive officers was granted an additional option under the Brylane 1996 Option Plan. In each case, the number of options that each executive officer or employee was granted was based primarily on the executive's or employee's ability to influence the Company's long term growth and profitability. The vesting provisions of the options granted under the Brylane 1996 Option Plan are designed to encourage longevity of employment with the Company.

                                      22.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The Compensation Committee believes that Mr. Canzone, the Company's Chief Executive Officer, provides valuable services to the Company, and that his compensation should therefore be competitive with that paid to executives at comparable companies. In addition, the Compensation Committee believes that the compensation of the Chief Executive Officer should be heavily influenced by Company performance. Therefore, although there is necessarily some subjectivity in setting Mr. Canzone's salary, major elements of his compensation package are directly tied to Company performance.

     In fiscal 1997, Mr. Canzone's base salary was $577,917, an amount that the Compensation Committee believes is generally comparable to salaries for other executive officers in Mr. Canzone's position, as set forth in the surveys of salaries paid to executive officers of other publicly traded companies in the retail catalog industry with sales volumes comparable to the Company's. In fiscal 1997, Mr. Canzone's bonus was $326,332, 56.5% of his annual salary.

INTERNAL REVENUE CODE SECTION 162(m)

     Under Section 162 of the Code, the amount of compensation paid to certain executives that is deductible with respect to the Company's corporate taxes is limited to $1,000,000 annually. It is the current policy of the Compensation Committee to maximize, to the extent reasonably possible, the Company's ability to obtain a corporate tax deduction for compensation paid to executive officers of the Company to the extent consistent with the best interests of the Company and its stockholders.

     The foregoing report has been furnished by Mr. Starrett. Messrs. Fried, Roth and Spogli served on the Compensation Committee until April 3, 1998 when each resigned from the Board and the Compensation Committee in connection with the PPR Stock Purchase.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") ("Section 16(a)") requires the Company's directors and certain of its officers, as well as persons who own more than 10% of a registered class of the Company's equity securities (collectively, "Insiders"), to file reports of ownership and changes in ownership with the Commission. Insiders are required by Commission regulations to furnish the Company with copies of all
Section 16(a) forms they file.

          Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5s were required for those persons, the Company believes that its Insiders complied with all applicable Section 16(a) filing requirements for fiscal 1997, with the exception of Messrs. Bennett, Clark, Doyle, McGrain and Silbert and Mmes. Noriega-Wilson and Silverman, each of whom filed a late Form 4 to report acquisitions of Common Stock made in connection with the Company's directed shares program that was part of its February 1997 initial public offering, and Jessie Bourneuf, who reported late on a Form 5 an option previously granted to her in connection with the Partnership's acquisition of the KingSize catalog division of Wearguard, a wholly-owned subsidiary of ARAMARK Corporation, in October 1995.

                                      23.

                              COMPANY PERFORMANCE

The following graph illustrates the change, over the 11-month period in fiscal 1997 commencing with the Company's initial public offering in February 1997, in the value of $100 invested in Common Stock of the Company, the Standard & Poor's 500 Composite Stock Price Index and the Standard & Poor's Retail Stores Composite Index (which does not include the Company). The plotted points represent the closing price on the last day of fiscal 1997.


               COMPARISON OF 11 MONTH CUMULATIVE TOTAL RETURN*
     AMONG BRYLANE INC., THE S&P 500 INDEX AND S&P RETAIL COMPOSITE INDEX

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           BRYLANE        S&P           S&P
(Fiscal Year Covered)        INC.           500 INDEX     RETAIL
---------------------        ----------     ---------     ----------
Measurement Pt-  2/28/97     $100.00        $100.00       $100.00
FYE   1/31/98                $207.29        $123.96       $135.42

*ASSUMES $100 INVESTED ON FEBRUARY 26, 1997 IN THE COMPANY'S COMMON STOCK OR ON
          MARCH 1, 1997 IN EACH INDEX.  FISCAL YEAR ENDING JANUARY 31.


          The information contained above under the captions "Report of the Compensation Committee of the Board of Directors" and "Company Performance" shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

                                      24.

                                 OTHER BUSINESS

     The Company is not aware of any other business to be presented at the 1998 Annual Meeting. All shares represented by Company proxies will be voted in favor of the proposals of the Company described herein unless otherwise indicated on the form of proxy. If any other matters properly come before the meeting, Company proxy holders will vote thereon according to their best judgment.


                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Any stockholder who wishes to present a proposal for action at the 1999 annual meeting of stockholders and who wishes to have it set forth in the corresponding proxy statement and identified in the corresponding form of proxy prepared by management must notify the Company no later than December 30, 1998 in such form as required under the rules and regulations promulgated by the Commission.


                                 ANNUAL REPORTS

     A copy of the 1998 Annual Report to Stockholders is being mailed to each stockholder of record together with this Proxy Statement. The Company has also filed with the Commission its Annual Report on Form 10-K for the fiscal year ended January 31, 1998. A COPY OF THE ANNUAL REPORT ON FORM 10-K WILL BE FURNISHED TO STOCKHOLDERS WITHOUT CHARGE UPON REQUEST IN WRITING TO Robert A. Pulciani at 463 7/th/ Avenue, 21/st/ Floor, New York, New York 10018. Such reports are not a part of the Company's soliciting material.

                                    By Order of the Board of Directors



                                    Robert A. Pulciani
                                    Secretary

New York, New York
April 29, 1998

                                      25.

                                                                       EXHIBIT A


                                  BRYLANE INC.

                       1998 PERFORMANCE STOCK OPTION PLAN


          Section 1.  Description of Plan.  This is the 1998 Performance Stock
                      -------------------
Option Plan, dated April 21, 1998 (the "Plan"), of Brylane Inc., a Delaware corporation (the "Company"). Under this Plan, officers, key employees and consultants of the Company or any of its subsidiaries and members of the Board of Directors of the Company, to be selected as set forth below, may be granted options ("Options") to purchase shares of the common stock of the Company ("Common Stock"). For purposes of this Plan, the term "subsidiary" means any directly or indirectly majority or wholly owned entity of the Company (individually, a "Subsidiary" and collectively, the "Subsidiaries"). It is intended that the Options under this Plan will either qualify for treatment as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and be designated "Incentive Stock Options" or not qualify for such treatment and be designated "Nonqualified Stock Options." Incentive Stock Options may only be granted to employees.

          Section 2.  Purpose of Plan.  The purpose of the Plan and of granting
                      ---------------
Options to specified persons is to promote the growth, development and financial success of the Company and its Subsidiaries by providing additional incentives to certain officers, key employees, consultants and members of the Board of Directors (or equivalent bodies) of the Company and its Subsidiaries which will be realized by such persons if the Company achieves targeted performance goals as specified in particular option grants. By linking such Options to the Company's financial performance, the Company can provide the means for such persons to benefit directly from the Company's and its Subsidiaries' growth, development and financial success. In furtherance of such purposes, Options granted under the Plan shall be subject to performance criteria established as provided herein (and may also be subject to time vesting).

          Section 3.  Eligibility.  The persons who shall be eligible to receive
                      -----------
grants of Options under the Plan shall be (a) the officers, key employees and consultants of the Company and the Subsidiaries and (b) members of the Board of Directors (or equivalent bodies) of the Company and its Subsidiaries. A person who holds an Option is herein referred to as a "Participant," and more than one Option may be granted to any Participant.

          The aggregate fair market value (determined as of the time an Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant in any calendar year under this Plan and any other incentive stock option plans (which qualify under Section 422 of the Code) of the Company or any Subsidiary shall not exceed $100,000.

          Section 4.  Administration.
                      --------------

          (a) The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee") to be composed of not less than two members of the Board. Members of the Committee shall be appointed, both initially and as vacancies occur, by the Board, to serve at the pleasure of the Board. A majority of its members shall constitute a quorum, and the decision of a majority of those present at any meeting at which a quorum is present shall constitute the decision of the Committee. A memorandum signed by all of its members shall constitute the decision of the Committee without necessity, in such event, for holding an actual meeting.

          (b) The Committee is authorized and empowered to administer the Plan and, subject to the Plan, (i) to select the Participants, to determine the number of shares of Common Stock that are subject to each Option, to grant Options, and to extend the time period during which an Option may be exercised;
(ii) to determine the dates upon which Options shall be granted and the terms and conditions thereof (including the performance criteria and any related matters), which terms and conditions need not be identical as to the various

Options granted; (iii) to determine which Options are to be Incentive Stock Options and which Options are to be Nonqualified Stock Options; (iv) to interpret the Plan; (v) to prescribe, amend and rescind rules relating to the Plan; (vi) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee; (vii) to determine the rights and obligations of Participants under the Plan; (viii) to specify the exercise price to be paid by Participants upon exercise of an Option; (ix) to accelerate the time during which an Option may be exercised in accordance with the provisions of Section 16 hereof, and to otherwise accelerate the time during which an Option may be exercised (but not reduce the time of exercise for Options which have vested), in each case notwithstanding the provisions in the Option Agreement (as defined in Section
13) stating the time during which it may be exercised; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan. The interpretation and construction by the Committee of any provision of the Plan or of any Option granted under it shall be final, conclusive and binding. No member of the Committee shall be liable for any action or determination made with respect to the Plan or any Option granted hereunder.

          Section 5.  Shares Subject to Plan.  The aggregate amount of shares of
                      ----------------------
Common Stock for which Options may be granted pursuant to the Plan shall be 900,000 subject to adjustment as provided in Section 11 hereof. The maximum number of shares that may be granted to a single Participant is 500,000. The number of shares of Common Stock which may be purchased by a Participant upon exercise of each Option shall be determined by the Committee and set forth in each Option Agreement. Upon the expiration or termination, in whole or in part, for any reason of an outstanding Option or any portion thereof which shall not have vested or shall not have been exercised in full or in the event that any shares of Common Stock acquired pursuant to the Plan are reacquired by the Company, (a) any shares of Common Stock which have not been purchased or (b) the shares of Common Stock reacquired, as the case may be, shall again become available for the granting of additional Options under the Plan.
Notwithstanding the preceding sentence, shares subject to a terminated option shall continue to be considered to be outstanding for purposes of determining the maximum number of shares that may be issued to a single Participant. Similarly, the repricing of an Option will be considered the grant of a new Option for this purpose.

          Section 6.  Option Price.  Except as provided in Section 11 or Section
                      ------------
12 hereof, the purchase price per share (the "Option Price") of the shares of Common Stock underlying each Option shall not be less than 100 percent of the fair market value of such shares on the date of grant of Option; provided, however, that if the Participant is a 10-percent stockholder of the Company (as defined in Code Section 422(b)(6)) immediately before such Participant is granted an Incentive Stock Option, the Option Price shall be not less than 110 percent of said fair market value. Such fair market value shall be determined by the Committee (a) if the Company's securities are traded on a national securities exchange or on the National Association of Securities Dealers Automated Quotation System (or a similar successor system), on the basis of the reported closing sales price on such date or, in the absence of a reported sales price on such date, on the basis of the average of the reported closing bid and asked price on such date, or (b) in the absence of both a reported sales price and a reported bid and asked price under clause (a), the Committee shall determine such fair market value on the basis of such evidence as it deems appropriate in its sole discretion.

          Section 7.  Terms and Restrictions on Grants of Options.
                      -------------------------------------------
Notwithstanding any other provisions set forth herein or in any Option Agreement, no Options may be granted under the Plan subsequent to 10 years from the date hereof. The vesting of all Options may be based on the Company's attaining of performance criteria as specified at the time of the granting thereof and may also be based on the passage of time. The Committee shall determine the performance criteria (which may be based, without limitation, on financial performance criteria established for the Company, the stock prices of the Company's publicly traded securities, or other factors determined by the Committee), the performance measurement period and the vesting schedule applicable to each Option or group of Options in a schedule, a copy of which shall be filed with the records of the Committee and attached to each Option Agreement to which the same applies. The performance criteria, the performance measurement period and the vesting schedule need not be identical for all Options granted hereunder. Following the conclusion of each applicable performance measurement period, the Committee shall determine the extent, if at all, to which each Option subject thereto shall have vested based upon the applicable performance criteria and vesting schedule. To the extent each such Option shall not have vested, and does not also vest based on the passage of time, it shall, automatically terminate and cease to be exercisable to such extent, notwithstanding the stated term during which it may be exercised. The Committee shall promptly notify each affected Participant of such determination. The Committee may periodically review the performance criteria applicable to any Option or Options and, in its sole judgment, may adjust the same to reflect unanticipated major events, including but not limited to catastrophic occurrences, mergers and acquisitions.

          Section 8.  Exercise of Options.  Once vested, and prior to its
                      -------------------
termination date, an Option may be exercised by the Participant by giving written notice to the Company specifying the number of shares of Common Stock to be purchased and accompanied by payment of the full purchase price therefor in cash, by check or in such other form of lawful consideration as the Committee may approve from time to time, including without limitation and in the sole discretion of the Committee, the assignment and transfer by the Participant to the Company of outstanding shares of Common Stock theretofore held by the Participant in a manner intended to comply with the provisions of Rule l6b-3 under the Exchange Act, if applicable. After giving due considerations of the consequences under Section 16 of the Exchange Act and under the Code, the Committee may also authorize the exercise of Options by the delivery to the Company or its designated agent of an irrevocable written notice of exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares of Common Stock and to deliver the sale or margin loan proceeds directly to the Company to pay the exercise price of the Option. Once vested, and prior to its termination date, an Option may only be exercised by the Participant or in the event of death of the Participant, by the person or persons (including the deceased Participant's estate) to whom the deceased Participant's rights under such Option shall have passed by will or the laws of descent and distribution. Notwithstanding the foregoing, in the event of disability (within the meaning of Section 22(e)(3) of the Code) of a Participant, a designee of the Participant (or the legal representative of the Participant if the Participant has no designee) may exercise the Option on behalf of such Participant (provided such Option would have been exercisable by such Participant) until the right to exercise such Option expires, as set forth in such Participant's particular Option Agreement or this Plan.

          Section 9.  Issuance of Common Stock.  The Company's obligation to
                      ------------------------
issue its shares of Common Stock upon exercise of an Option is expressly conditioned upon the compliance by the Company with any registration or other qualification obligations with respect to such shares of Common Stock under any state and/or federal law or rulings and regulations of any government regulatory body and/or the making of such investment representations or other representations and undertakings by the Participant (or the Participant's designee, legal representative, heir or legatee, as the case may be) in order to comply with the requirements of any exemption from any such registration or other qualification obligations with respect to such shares of Common Stock which the Company in its sole discretion shall deem necessary or advisable.
Such required representations and undertakings may include representations and agreements that such Participant (or the Participant's designee, legal representative, heir or legatee): (a) is purchasing such shares of Common Stock for investment and not with any present intention of selling or otherwise disposing of such shares of Common Stock; and (b) agrees to have a legend placed upon the face and reverse of any certificates evidencing such shares of Common Stock (or, if applicable, an appropriate data entry made in the ownership records of the Company) setting forth (i) any representations and undertakings which such Participant has given to the Company or a reference thereto, and (ii) that, prior to effecting any sale or other disposition of any such shares of Common Stock, the Participant must furnish to the Company an opinion of counsel, satisfactory to the Company and its counsel, to the effect that such sale or disposition will not violate the applicable requirements of state and federal laws and regulatory agencies; provided, however, that any such legend or data entry shall be removed when no longer applicable without the necessity of an opinion of counsel. Inability of the Company to obtain, from any regulatory body having jurisdiction, authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares of Common Stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares of Common Stock as to which such requisite authority shall not have been obtained. Any shares of Common Stock issued by the Company upon exercise of an Option granted hereunder may be subject to a right of first refusal of the Company with respect to all shares of Common Stock proposed to be transferred by Participant, as described in Section 13 hereof and certain other restrictions set forth in each particular Option Agreement.

          Section 10. Nontransferability.  An Option may not be sold, pledged,
                      ------------------
assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. Any permitted transferee shall be required prior to any transfer of an Option or shares of Common Stock acquired pursuant to the exercise of an Option to execute a written undertaking to be bound by the provisions of the applicable Option Agreement.

          Section 11. Recapitalization, Reorganization; Merger or Consolidation.
                      ---------------------------------------------------------

          (a) Subject to Section 11(b) hereof, if the outstanding shares of Common Stock of the Company are exchanged for different securities of the Company through a reorganization, recapitalization or reclassification or if the number of outstanding shares is changed through a stock split or stock dividend, an appropriate adjustment shall be made (i) in the number or kind of shares which may be purchased pursuant to the exercise of Options, as provided in
Section 5 hereof, and (ii) in the number, exercise price, or kind of securities subject to any outstanding Option granted under the Plan. Any such adjustment in an outstanding Option, however, shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the price for each share covered by the Option. In making such adjustments, or in determining that no such adjustments are necessary, the Committee may rely upon the advice of counsel and accountants to the Company, and the determination of the Committee shall be final, conclusive and binding. No fractional shares of stock shall be issued or issuable under the Plan on account of any such adjustment.

          (b) Subject to Section 16 hereof (i) upon the dissolution, liquidation or sale of all or substantially all of the business, properties and assets of the Company, (ii) upon any reorganization, merger, consolidation or exchange of securities in which the Company does not survive or (iii) upon any reorganization, merger, consolidation or exchange of securities in which the Company does survive and any of the Company's stockholders have the opportunity to receive cash, securities and/or other property in exchange for their shares of Common Stock of the Company (each of the events described in clauses (i), (ii) or (iii) is referred to herein as an "Extraordinary Event"), the Plan and each outstanding Option shall terminate. In such event, each Participant who is not tendered an option by the surviving entity in accordance with all of the terms of the immediately succeeding sentence, or who does not accept any such substituted option which is so tendered, shall have the right until 10 days before the effective date of such Extraordinary Event to exercise, in whole or in part, any unexpired Option or Options issued to the Participant, to the extent that said Option is then vested and exercisable pursuant to the provisions of said Option or Options and of Section 7 of the Plan. The Company shall request that the surviving entity in any Extraordinary Event to tender to any Participant an option or options to purchase other securities of the surviving entity on the same basis as any Participant may purchase shares of Common Stock hereunder and under the applicable Option Agreement (including satisfaction of similar vesting provisions). The Company shall request that such new option or options contain such terms and provisions as shall substantially preserve the rights and benefits of any Option then outstanding under the Plan with any changes to take into account the circumstances of the surviving entity.

          (c) The grant of an Option under the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structures or to merge, consolidate, dissolve, or liquidate or to sell or transfer all or any part of its business or assets.

          Section 12.  Substitute Options.  If the Company at any time should
                       ------------------
succeed to the business of another entity through a merger, consolidation, corporate reorganization or exchange, or through the acquisition of stock or assets of such entity or its subsidiaries or otherwise, Options may be granted under the Plan to option holders of such entity or its subsidiaries, in substitution for options to purchase interests in such entity held by them at the time of succession. The Committee, in its sole and absolute discretion, shall determine the extent to which such substitute Options shall be granted (if at all), the person or persons to receive such substitute Options (who need not be all option holders of such entity), the number of Options to be received by each such person, the Option Price of such Option (which may be determined without regard to Section 6 hereof) and the terms and conditions of such substitute Options; provided, however, that the Option Price of each such substituted Option which is an Incentive Stock Option shall be an amount such that, in the sole and absolute judgment of the Committee (and in compliance with Section 424(a) of the Code), the economic benefit provided by such Option is not greater than the economic benefit represented by the option in the acquired entity as of the date of the Company's acquisition of such entity.

          Section 13. Option Agreement.  Each Option granted under the Plan
                      ----------------
shall be evidenced by a written option agreement (an "Option Agreement") executed by the Company and the Participant which (a) shall contain each of the provisions and agreements herein specifically required to be contained therein;
(b) shall indicate whether such Option is to be an Incentive Stock Option or a Nonqualified Stock Option, and if an Incentive Stock Option shall contain terms and conditions permitting such Option to qualify for treatment as an incentive stock option under Section 422 of the Code; (c) may contain provisions which give the Company a right of first refusal to purchase any shares of Common Stock issued pursuant to the exercise of Options granted under the Plan which a Participant proposes to sell and (d) may contain such other terms and conditions as the Committee deems desirable and which are not inconsistent with the Plan.

          Section 14. Rights as a Stockholder.  No Participant (or any legal
                      -----------------------
representative, heir or legatee) shall have any rights as a stockholder with respect to any shares covered by any Option until the date of the issuance of a stock certificate to such person upon the due exercise of such Option. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 11 hereof.

          Section 15. Termination of Options.  Each Option granted under the
                      ----------------------
Plan shall set forth a termination date thereof, in addition to any other termination events set forth in the Plan and in each particular Option Agreement, which, with respect to Nonqualified Stock Options, shall be no later than ten years from the date such Option is granted and with respect to Incentive Stock Options, shall be no later than ten years from the date such Option is granted, unless the Participant is a 10-percent stockholder of the Company (as described in Section 422(b)(6) of the Code) immediately before such Option is granted, in which case the Option shall terminate no later than five years from the date of the grant thereof. An Incentive Stock Option shall contain any termination events required by Section 422 of the Code.

          Section 16. Acceleration of Options.  Notwithstanding the provisions
                      -----------------------
of Section 7 or Section 15 hereof, or any provision to the contrary contained in a particular Option Agreement, the Committee, in its sole discretion, at any time, or from time to time, may elect to accelerate the vesting of all or any portion of any Option then outstanding. The decision by the Committee to accelerate an Option or to decline to accelerate an Option shall be final, conclusive and binding. In the event of the acceleration of the exercisability of Options as the result of a decision by the Committee pursuant to this Section 16, each outstanding Option so accelerated shall be exercisable for a period of at least five days from and after the date of such acceleration and upon such other terms and conditions as the Committee may determine in its sole discretion; provided, that such terms and conditions (other than terms and
            --------
conditions relating solely to the acceleration of exercisability and the related termination of an Option) may not adversely affect the rights of any Participant without the consent of the Participant so adversely affected. Any outstanding Option which has not been exercised by the holder at the end of such period shall again become subject to the terms and conditions in effect prior to the acceleration.

          Section 17. Withholding of Taxes.  The Company, or a Subsidiary, as
                      --------------------
the case may be, may deduct and withhold from the wages, salary, bonus and other income paid by the Company (or such Subsidiary) to the Participant the requisite tax upon the amount of taxable income, if any, recognized by the Participant in connection with the exercise in whole or in part of any Option, or the sale of shares of Common Stock issued to the Participant upon the exercise of an Option, as may be required from time to time under any federal or state tax laws and regulations. This withholding of tax shall be made from the Company's (or such Subsidiary's) concurrent or next payment of wages, salary, bonus or other income to the Participant or by payment to the Company (or such Subsidiary) by the Participant of the acquired withholding tax, as the Committee may determine; provided, however, that, in the sole discretion of the Committee, the Participant may pay such tax by reducing the number of shares of Common Stock issued upon exercise of an Option or by surrendering shares previously acquired by the Participant (for which purpose such shares of Common Stock shall be valued at fair market value as determined by the Committee, which determination shall be final, conclusive and binding).

          Section 18. Effectiveness and Termination of the Plan.  The Plan shall
                      -----------------------------------------
become effective on April 21, 1998, subject to stockholder approval. All Options granted prior to stockholder approval shall state that such grant is subject to and the exercisability of such Options is contingent upon stockholder approval. If the

Plan is not approved by the stockholders, the Plan and any Options granted
thereunder shall terminate.   The Plan shall terminate, in addition to the other
termination events set forth in the Plan, at the earliest of ten years and the time when all shares of Common Stock which may be issued hereunder have been so issued; provided, however, that the Board may in its sole discretion terminate the Plan at any other time. Subject to Section 11 hereof, no such termination shall in any way affect any Option then outstanding.

          Section 19. Time of Granting Options.  The date of grant of an Option
                      ------------------------
shall, for all purposes, be the date on which the Committee makes the determination granting such Option. Notice of the determination shall be given to each Participant to whom an Option is so granted.

          Section 20. Amendment of Plan.  The Board of Directors of the Company
                      -----------------
may make such amendments to the Plan and, with the consent of each Participant adversely affected, the Committee may make such changes in the terms and conditions of granted Options as it shall deem advisable, taking into account the provisions of Code Section 424(h) in the case of an Incentive Stock Option. Such amendments and changes shall include, but not be limited to, acceleration of the time at which an Option may be exercised, but may not, without the approval of the stockholders (a) increase the maximum number of shares subject to Options, except pursuant to Section 11 hereof, or (b) change the designation of the class of employees eligible to receive Incentive Stock Options.

          Section 21. Transfers and Leaves of Absence.  For purposes of the
                      -------------------------------
Plan, (a) a transfer of a Participant's employment or consulting relationship, without an intervening period, between the Company and a Subsidiary shall not be deemed a termination of employment or a termination of a consulting relationship and (b) a Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of, or in a consulting relationship with, the Company (or a Subsidiary, whichever is applicable) during such leave of absence except that for purposes of exercising an Incentive Stock Option, the Participant will be considered to have terminated employment on the 91st day of the leave, unless his or her right to re-employment is guaranteed by statute or contract.

          Section 22. Indemnification.  In addition to such other rights of
                      ---------------
indemnification as they may have as members of the Board, the members of the Committee shall be indemnified by the Company to the fullest extent permitted by law against the reasonable expenses, including reasonable attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in satisfaction of a judgment in any such action, suit or proceeding except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is not entitled to indemnification under applicable law; provided that within 60 days after institution of any such action, suit or proceeding such Committee member shall in writing offer the Company the opportunity, at the Company's expense, to handle and defend the same, and that the Company shall not be required to indemnify a person any amount incurred through any settlement unless the Company consents in writing to the settlement.

          Section 23. Not an Employment or Other Agreement.  Nothing contained
                      ------------------------------------
in the Plan or in any Option Agreement shall confer, intend to confer or imply any rights of employment or any rights to a consulting or other relationship or rights to continued employment by, or rights to a continued consulting or other relationship with, the Company or any Subsidiary in favor of any Participant or limit the ability of the Company, any Subsidiary or any other entity to terminate, with or without cause, in its sole and absolute discretion, the employment of, or consulting or other relationship with, any Participant, subject to the terms of any written employment or consulting agreement to which a Participant is a party.

--------------------------------------------------------------------------------
                                BRYLANE INC.
       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
                        FOR ANNUAL MEETING MAY 28, 1998

    The undersigned hereby constitutes and appoints Peter J. Canzone, Robert A. Pulciani and Serge Weinberg, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of BRYLANE INC. to be held at 3:00 p.m., local time, on Thursday, May 28, 1998 at the Marriott Marquis, 1535 Broadway, New York, New York, and at any adjournments thereof, on all matters coming before said meeting as described herein.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
  BRYLANE INC.

  1. ELECTION OF DIRECTORS      [_] FOR all nominees listed below           [_] WITHHOLD AUTHORITY
                                   (except as marked to the contrary below)     to vote for all nominees listed below

  [_] For, except vote withheld from the following nominees:

   [_] Judith E. Campbell  [_] Peter J. Canzone [_] William C. Johnson [_] Hartmut Kramer [_] Johannes Loning
   [_] Antoine Metzger     [_] Richard Simonin  [_] Peter M. Starrett  [_] Serge Weinberg

  2. APPROVAL OF 1998 PERFORMANCE STOCK OPTION PLAN

                      FOR [_]     AGAINST [_]     ABSTAIN [_]

  3. RATIFICATION OF APPOINTMENT OF COOPERS & LYBRAND L.L.P.
     AS INDEPENDENT AUDITORS

                      FOR [_]     AGAINST [_]     ABSTAIN [_]

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED IN PROPOSAL 1
                     AND FOR APPROVAL OF PROPOSALS 2 AND 3.
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
  Said attorneys and proxies, and each of them, shall have the powers which the undersigned would have if acting in person. The undersigned hereby revokes any other proxy to vote at such Meeting and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. Said proxies, without hereby limiting their general authority, are specifically authorized to vote in accordance with their best judgment with respect to matters incident to the conduct of the Meeting; matters presented at the Meeting but which are not known to the Board of Directors at the time of the solicitation of this proxy; and with respect to the election of any person as a director if a bona fide nominee for that office is named in the Proxy Statement and such nominee is unable to serve or for good cause will not serve.

  A majority of the above-named proxies present at said Meeting, either in person or by substitute (or if only one thereof shall be present and acting, then that one), shall have and exercise all powers of said proxies hereunder. This proxy will be voted in accordance with the choices specified by the undersigned on the other side of this proxy. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED HEREON, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR APPROVAL OF PROPOSALS 2 AND 3; IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

  The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement relating to the Meeting and a copy of the Company's Annual Report to Stockholders.

  Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give full title as such.

  The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

                                                  DATED: ________, 1998

                                                  -----------------------------
                                                           (Signature)

                                                  -----------------------------
                                                           (Signature)
--------------------------------------------------------------------------------